================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             -------------------


                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report      September 26, 1995

                      (Date of earliest event reported)



                       REPUBLIC WASTE INDUSTRIES, INC.

            (Exact name of registrant as specified in its charter)



         Delaware                0-9787              73-1105145
         --------                ------              ----------

      (State or other        (Commission File       (I.R.S. Employer
       jurisdiction              Number)             Identification
     of incorporation)                                    No.)



                           200 East Las Olas Blvd.
                                  Suite 1400
                        Ft. Lauderdale, Florida 33301

                   (Address of principal executive offices)

      Registrant's telephone number, including area code (305) 761-8333




================================================================================

        With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission (the "Commission") as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 5. OTHER EVENTS.

        PRIVATE PLACEMENT. On September 7, 1995, Republic Waste Industries, Inc. ("Republic") issued and sold 5,000,000 shares of its common stock, $0.01 par value per share ("Common Stock"), for an aggregate of approximately $100 million pursuant to a private placement in which Allen & Company Incorporated acted as the placement agent.

        REPORTING OF CERTAIN FINANCIAL INFORMATION FOR REGISTRATION STATEMENT AND OTHER PURPOSES. As previously reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, the acquisition of Hudson Management Corporation and Envirocycle, Inc. (together, the "Hudson Companies") by Republic in exchange for an aggregate of 8,000,000 shares of Common Stock was completed on August 3, 1995, and certain equity transactions involving the issuance and sale by Republic, for an aggregate of approximately $134,275,000 in net proceeds, of an aggregate of 15,750,000 shares of Common Stock and warrants to purchase 16,700,000 shares of Common Stock were completed in July and August 1995 (together with the private placement described above, the "Equity Transactions"). As previously reported in its Current Report on Form 8-K dated August 24, 1995, the acquisition of Southland Environmental Services, Inc. ("Southland") by Republic in exchange for an aggregate of 2,600,000 shares of Common Stock is pending subject to regulatory approvals and other customary closing conditions. As previously reported in its Current Report on Form 8-K dated August 28, 1995, the acquisition of Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. (together, "Kertz") by Republic in exchange for 1,090,000 shares of Common Stock was completed on August 28, 1995. Republic is filing as part of this Current Report on Form 8-K/A supplemental consolidated financial statements of Republic which have been retroactively adjusted to reflect the merger with Kertz accounted for as a pooling of interests and certain financial statements of Southland and the Hudson Companies, and certain pro forma financial statements of Republic as a result of the Equity Transactions, the acquisition of the Hudson Companies and the pending acquisition of Southland, which financial statments are hereby incorporated by reference in Republic's previously filed Registration Statements on Form S-3, file numbers 33-61649 and 33-62489 and on Form S-8, file number 33-93742.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements: The following Financial Statements are included herein pursuant to Item 7 (a):


                                                                                                                     Page
                                                                                                                     ----
         REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES
                    Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . .     3
                    Supplemental Consolidated Balance Sheets as of June 30, 1995
                        (unaudited) and December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . .     4
                    Supplemental Consolidated Statements of Income for the Six
                        Months Ended June 30, 1995 and 1994 (unaudited) and the Years Ended
                        December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                    Supplemental Consolidated Statements of Stockholders' Equity for the
                        Years Ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . .     6
                    Supplemental Consolidated Statements of Cash Flows for the Six
                        Months Ended June 30, 1995 and 1994 (unaudited) and the Years Ended
                        December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                     Notes to Supplemental Consolidated Financial Statements . . . . . . . . . . . . . . . . . . .     8


         HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
            AND ENVIROCYCLE, INC.

                    Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . .    27
                    Combined Balance Sheets as of June 30, 1995 (unaudited) and September
                        30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
                    Combined Statements of Income for the Nine Months Ended June 30, 1995
                        and 1994 (unaudited) and the Years Ended September 30, 1994, 1993 and
                        1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                    Combined Statements of Stockholders' Equity for the Years Ended
                        September 30, 1994, 1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                    Combined Statements of Cash Flows for the Nine Months Ended June 30,
                        1995 and 1994 (unaudited) and the Years Ended September 30, 1994, 1993
                        and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                    Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32



         SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                    Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . .    40
                    Consolidated Balance Sheets as of June 30, 1995 (unaudited) and
                        September 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
                    Consolidated Statements of Income for the Nine Months Ended
                        June 30, 1995 and 1994 (unaudited) and the Years Ended
                        September 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
                    Consolidated Statements of Changes in Stockholders' Equity for the Years
                        Ended September 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
                    Consolidated Statements of Cash Flows for the Nine Months Ended
                        June 30, 1995 and 1994 (unaudited) and the Years Ended
                        September 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
                    Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .    47


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Stockholders and Board of Directors of Republic Waste Industries, Inc.:

        We have audited the accompanying supplemental consolidated balance sheets of Republic Waste Industries, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These supplemental consolidated statements give retroactive effect to the merger with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. on August 28, 1995, which has been accounted for as a pooling of interests as described in
Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Waste Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the merger with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP




Fort Lauderdale, Florida
September 7, 1995

                        REPUBLIC WASTE INDUSTRIES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)


                                                                                                               December 31,
                                                                                                       ---------------------------
                                                                                       June 30,
                                                                                         1995             1994             1993
                                                                                      -----------      ----------       ----------
                                          ASSETS                                      (Unaudited)
       CURRENT ASSETS
               Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . .  $    3,089       $    3,084       $    3,822
               Accounts receivable, less allowance for doubtful accounts of
                  $599 (unaudited), $445 and $469, respectively  . . . . . . . . . .       9,288            8,004            6,158
               Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .       1,007            1,135            1,161
               Other current assets  . . . . . . . . . . . . . . . . . . . . . . . .       3,275            3,053            3,056
                                                                                      ----------       ----------       ----------
                        TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .      16,659           15,276           14,197
       Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .      88,330           86,902           84,299
       Goodwill, net of accumulated amortization of $882 (unaudited), $710 and
                  $481, respectively . . . . . . . . . . . . . . . . . . . . . . . .      12,969           11,307            6,946
       Net assets of discontinued operations . . . . . . . . . . . . . . . . . . . .           -           20,292           16,872
       Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,136            1,145            1,360
                                                                                      ----------       ----------       ----------
                        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $  119,094       $  134,922       $  123,674
                                                                                      ==========       ==========       ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
               Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . .  $    4,707       $    3,614       $    2,949
               Accrued liabilities   . . . . . . . . . . . . . . . . . . . . . . . .       3,035            4,553            3,287
               Notes payable   . . . . . . . . . . . . . . . . . . . . . . . . . . .         633              394              661
               Current maturities of long-term debt    . . . . . . . . . . . . . . .       1,304            1,571            1,753
               Current portion of accrued environmental and landfill costs   . . . .       2,080            1,404            1,715
               Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . .         303              160              351
                                                                                      ----------       ----------       ----------
                        TOTAL CURRENT LIABILITIES  . . . . . . . . . . . . . . . . .      12,062           11,696           10,716
       Long-term debt, net of current maturities . . . . . . . . . . . . . . . . . .      18,172           15,152           14,512
       Accrued environmental and landfill costs, net of current portion  . . . . . .       7,267            8,244            8,757
       Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,933           11,232           11,344
                                                                                      ----------       ----------       ----------
                        TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . .      49,434           46,324           45,329
                                                                                      ----------       ----------       ----------
       COMMITMENTS AND CONTINGENCIES (Note 9)  . . . . . . . . . . . . . . . . . . .           -                -                -
       STOCKHOLDERS' EQUITY
               Preferred stock, par value $0.01 per share; 5,000,000 shares
                 authorized; none issued . . . . . . . . . . . . . . . . . . . . . .           -                -                -
               Common stock, par value $0.01 per share; 100,000,000 shares authorized; 28,273,506 (unaudited), 28,275,731, and 28,438,388
                 issued, respectively  . . . . . . . . . . . . . . . . . . . . . . .         283              283              284
               Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . .      67,858          104,161          105,016
               Retained earnings (accumulated deficit) since January 1, 1990 . . . .       1,744          (15,173)         (26,282)
               Notes receivable arising from stock purchase agreements   . . . . . .        (225)            (673)            (673)
                                                                                      ----------       ----------       ----------
                        TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . .      69,660           88,598           78,345
                                                                                      ----------       ----------       ----------
                        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . .  $  119,094       $  134,922       $  123,674
                                                                                      ==========       ==========       ==========






 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                        REPUBLIC WASTE INDUSTRIES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)


                                                                  For the Six Months
                                                                    Ended June 30,               Year Ended December 31,
                                                               -----------------------    -------------------------------------
                                                                  1995          1994        1994           1993          1992
                                                               ----------    ---------    --------       --------    ----------
                                                                    (Unaudited)
Revenue . . . . . . . . . . . . . . . . . . . . . . . . . .    $  35,701     $  30,778     $ 61,709     $ 56,817     $   48,979

Expenses:
        Cost of operations  . . . . . . . . . . . . . . . .       22,558        18,724       37,692       33,237         28,808
        Selling, general and administrative   . . . . . . .        6,932         7,530       14,314       16,107         14,725
        Restructuring and unusual charges   . . . . . . . .            -             -            -       10,040          2,250

Other (income) expense:
        Interest and other income   . . . . . . . . . . . .         (168)         (108)        (154)        (167)        (2,452)
        Interest expense  . . . . . . . . . . . . . . . . .          816           595        1,198          733            518
                                                               ---------     ---------     --------     --------     ----------
                                                                  30,138        26,741       53,050       59,950         43,849
                                                               ---------     ---------     --------     --------     ----------
Income (loss) from continuing operations before income
   taxes  . . . . . . . . . . . . . . . . . . . . . . . . .        5,563         4,037        8,659       (3,133)         5,130

Income tax provision  . . . . . . . . . . . . . . . . . . .        1,523             -            -           70            253
                                                               ---------     ---------     --------     --------     ----------

Income (loss) from continuing operations  . . . . . . . . .        4,040         4,037        8,659       (3,203)         4,877

Discontinued operations:
        Income (loss) from discontinued operations, net of
          income tax benefit of $298 (unaudited), $0
          (unaudited), $0, $210 and $123, respectively  . .          508           681        2,684      (14,579)        (1,117)
        Loss on disposition . . . . . . . . . . . . . . . .            -             -            -            -        (17,563)
                                                               ---------     ---------     --------     --------     ----------
                                                                     508           681        2,684      (14,579)       (18,680)
                                                               ---------     ---------     --------     --------     ----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . .    $   4,548     $   4,718     $ 11,343     $(17,782)    $  (13,803)
                                                               =========     =========     ========     ========     ==========

Earnings (loss) per common and common equivalent
  share:
        Continuing operations   . . . . . . . . . . . . . .    $     .13     $     .14     $   0.30     $  (0.11)    $     0.18
        Discontinued operations   . . . . . . . . . . . . .          .02           .03         0.10        (0.51)         (0.68)
                                                               ---------     ---------     --------     --------     ----------
        Net income (loss)   . . . . . . . . . . . . . . . .    $    0.15     $    0.17     $   0.40     $  (0.62)    $    (0.50)
                                                               =========     =========     ========     ========     ==========

Weighted average common and common equivalent
  shares  . . . . . . . . . . . . . . . . . . . . . . . . .       30,019        28,560       28,507       28,598         27,441
                                                               =========     =========     ========     ========     ==========





 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                        REPUBLIC WASTE INDUSTRIES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)


                                                                                       Retained            Notes
                                                                                       Earnings         Receivable
                                                                                    (Accumulated          Arising
                                                                                       Deficit)             From
                                                                 Additional             Since              Stock
                                                 Common           Paid-In             January 1,          Purchase
                                                  Stock           Capital                1990            Agreements
                                                ---------       -----------          ------------       -----------
 BALANCE AT DECEMBER 31, 1991  . . . . . .       $  258          $  89,938            $  7,225            $  (698)
    Exercise of MGD warrants, net
      of expenses. . . . . . . . . . . . .           20             10,980                   -                  -
    Exercise of stock options and
      related tax benefits . . . . . . . .            1              1,745                   -                  -
    Shares issued for business
      acquisitions . . . . . . . . . . . .            5              2,959                   -                  -
    Contributions of property. . . . . . .            -                178                   -                  -
    Collections on notes receivable  . . .            -                  -                   -                 25
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                (983)                 -
    Other  . . . . . . . . . . . . . . . .            -               (105)                  -                  -
    Net loss . . . . . . . . . . . . . . .            -                  -             (13,803)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1992  . . . . . .          284            105,695              (7,561)              (673)
    Cancellation of shares held in
      escrow issued for an
      acquisition  . . . . . . . . . . . .           (1)              (944)                  -                  -
    Shares issued for contingent
      consideration. . . . . . . . . . . .            1                265                   -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -                (467)                 -
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                (472)                 -
    Net loss . . . . . . . . . . . . . . .            -                  -             (17,782)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1993  . . . . . .          284            105,016             (26,282)              (673)
    Shares issued for contingent
      consideration, net of shares returned
      in settlement. . . . . . . . . . . .            2                 (2)                  -                  -
    Purchases of treasury stock  . . . . .           (3)              (853)                  -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -                (252)                 -
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                  18                  -
    Net income . . . . . . . . . . . . . .            -                  -              11,343                  -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1994  . . . . . .       $  283          $ 104,161            $(15,173)           $  (673)
                                                 ======          =========            ========            =======



 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                        REPUBLIC WASTE INDUSTRIES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                      Six Months
                                                                    Ended June 30,               Year Ended December 31,
                                                               -----------------------      ------------------------------------
                                                                 1995           1994         1994           1993          1992
                                                               --------       --------      -------        -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
  Income (loss) from continuing operations  . . . . . . .      $ 4,040        $ 4,037       $ 8,659        $(3,203)      $ 4,877
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided by continuing operations:
    Restructuring and unusual charges . . . . . . . . . .            -              -             -         10,040             -
    Depreciation, depletion and amortization  . . . . . .        2,910          2,313         4,960          4,142         2,944
    Provision for doubtful accounts . . . . . . . . . . .          159             39           174            371           161
    Provision for accrued environmental and landfill costs         170            110           377            215            76
    (Gain) loss on the sale of equipment  . . . . . . . .          (23)          (193)         (247)             5          (769)
    Gain on sale of marketable securities . . . . . . . .            -              -             -              -        (2,000)
   Changes in assets and liabilities, net of
     effects from business acquisitions:
      Accounts receivable . . . . . . . . . . . . . . . .         (897)          (691)         (235)          (838)         (748)
      Prepaid expenses and other assets . . . . . . . . .           12           (262)          182         (1,565)         (112)
      Accounts payable and accrued liabilities  . . . . .         (702)          (186)         (584)        (2,625)          698
      Income taxes payable  . . . . . . . . . . . . . . .          143            242          (191)          (688)        1,585
      Other liabilities . . . . . . . . . . . . . . . . .          274           (377)         (997)         1,009          (886)
                                                               -------        -------       -------        -------       -------
      Net cash provided by continuing operations  . . . .        6,086          5,032        12,098          6,863         5,826
                                                               -------        -------       -------        -------       -------

CASH PROVIDED BY (USED BY) DISCONTINUED OPERATIONS. . . .         (263)           765          (736)        (4,360)      (17,610)
                                                               -------        -------       -------        -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions, net of cash acquired   . . . . .       (2,358)          (500)       (4,059)        (5,664)       (2,899)
  Purchases of property and equipment . . . . . . . . . .       (3,573)        (2,357)       (5,935)        (4,330)      (10,818)
  Proceeds from the sale of equipment . . . . . . . . . .           90            412           585            132         1,010
  Purchases of marketable securities  . . . . . . . . . .            -              -             -              -        (7,554)
  Proceeds from the sale of marketable securities . . . .            -              -             -              -         9,554
                                                               -------        -------       -------        -------       -------
  Net cash used in investing activities . . . . . . . . .       (5,841)        (2,445)       (9,409)        (9,862)      (10,707)
                                                               -------        -------       -------        -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Exercise of stock options and warrants. . . . . . . . .          181              -             -              -             -
  Capital contribution to Republic Environmental
     Systems, Inc.  . . . . . . . . . . . . . . . . . . .       (2,520)             -             -              -             -
  Payments of long-term debt and notes payable  . . . . .       (2,668)        (2,900)       (7,456)        (7,592)      (14,580)
  Proceeds from long-term debt and notes payable  . . . .        5,160          1,014         5,873         16,229        13,313
  Purchases of treasury stock . . . . . . . . . . . . . .         (223)          (450)         (856)             -             -
  Distributions to former shareholders of acquired
     businesses . . . . . . . . . . . . . . . . . . . . .         (355)          (149)         (252)          (467)            -
  Payments of debt issuance costs . . . . . . . . . . . .            -              -             -           (494)            -
  Proceeds from issuances of common stock . . . . . . . .            -              -             -              -        11,466
  Payments of common stock issuance costs . . . . . . . .            -              -             -              -           (78)
  Payments received on notes receivable arising from
     stock purchase agreements. . . . . . . . . . . . . .          448              -             -              -           648
                                                               -------        -------       -------        -------       -------
  Net cash provided by (used in) financing activities . .           23         (2,485)       (2,691)         7,676        10,769
                                                               -------        -------       -------        -------       -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  . . . .            5            867          (738)           317       (11,722)
CASH AND CASH EQUIVALENTS:
  Beginning of period . . . . . . . . . . . . . . . . . .        3,084          3,822         3,822          3,505        15,227
                                                               -------        -------       -------        -------       -------
  End of period . . . . . . . . . . . . . . . . . . . . .      $ 3,089        $ 4,689       $ 3,084        $ 3,822       $ 3,505
                                                               =======        =======       =======        =======       =======

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest  . . . . . . . . . . . . . . . . . . . . . . .      $   678        $   456       $ 1,064        $   588       $   497
  Income taxes  . . . . . . . . . . . . . . . . . . . . .      $   627        $   325       $   424        $   312       $   557



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchases of $281 and $487 were financed in the years ended December
     31, 1993 and 1992, respectively, by borrowings and capitalized lease obligations. Additionally, property of $178 was contributed to the Company in the year ended December 31, 1992.


       The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       REPUBLIC WASTE INDUSTRIES, INC.
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The accompanying supplemental consolidated financial statements include the accounts of Republic Waste Industries, Inc. and its wholly-owned subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), to Republic stockholders. In February 1995, the Board of Directors approved this distribution to Republic stockholders of record as of February 15, 1995. Accordingly, as discussed in Note 2, this segment has been accounted for as a discontinued operation and the accompanying supplemental consolidated financial statements for all periods presented have been restated to report separately the net assets and operating results of these discontinued operations.

        In the opinion of management, the unaudited supplemental consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company at June 30, 1995, and the consolidated results of their operations and cash flows for the six months ended June 30, 1995 and 1994.

        SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS. The accompanying supplemental consolidated financial statements give retroactive effect to the merger with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. ("Kertz"). On August 28, 1995, the Company issued 1,090,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), in exchange for all of the oustanding shares of common stock of Kertz. Kertz provides electronic security monitoring and maintenance to over 30,000 residential and commercial customers predominantly in the South Florida, Tampa and Orlando areas. The transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying supplemental consolidated financial statements have been retroactively adjusted as if the Company and Kertz had operated as one entity since inception. These supplemental consolidated financial statements will be the same as the restated statements that will be issued after post-merger operating results have been published.

        Details of the results of operations of the previously separate companies for the periods prior to the combination are as follows:


                                    Six Months Ended
                                        June 30,                            Year Ended December 31,
                                -------------------------         ------------------------------------------
                                  1995             1994             1994             1993             1992
                                --------         --------         --------         --------         --------
                                       (unaudited)
Revenue:
   The Company . . . . . . .    $ 29,919         $ 23,957         $ 48,766         $ 41,095         $ 35,341
   Kertz . . . . . . . . . .       5,782            6,821           12,943           15,722           13,638
                                --------         --------         --------         --------         --------
                                $ 35,701         $ 30,778         $ 61,709         $ 56,817         $ 48,979
                                ========         ========         ========         ========         ========

Net income (loss):
   The Company . . . . . . .    $  4,750         $  4,829         $ 11,187         $(18,484)        $(14,004)
   Kertz . . . . . . . . . .        (202)            (111)             156              702              201
                                --------         --------         --------         --------         --------
                                $  4,548         $  4,718         $ 11,343         $(17,782)        $(13,803)
                                ========         ========         ========         ========         ========

Earnings per share:
   The Company . . . . . . .    $   0.16         $   0.17         $   0.39         $  (0.65)        $  (0.51)
   Kertz . . . . . . . . . .       (0.01)              --             0.01             0.03             0.01
                                --------         --------         --------         --------         --------
                                $   0.15         $   0.17         $   0.40         $  (0.62)        $  (0.50)
                                ========         ========         ========         ========         ========



          REVENUE RECOGNITION. The Company recognizes revenue as services are provided.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         MARKETABLE SECURITIES. The Company purchases marketable securities for investment purposes which are recorded at the lower of cost or market. The Company includes gains and losses incurred in connection with marketable securities in interest and other income. In 1992, the Company realized gains on marketable securities purchased and subsequently sold during the year. The Company currently holds no equity securities as defined under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

         OTHER CURRENT ASSETS. Inventories consisting principally of equipment parts, compost materials and supplies are valued under a method which approximates the lower of cost (first-in, first-out) or market. At December 31, 1994 and 1993, other current assets included inventories of $2,056,000 and $1,769,000, respectively.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

         The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions as of the effective date of the acquisition to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, five to fifteen years for vehicles and equipment and five years for furniture and fixtures. Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site, and these costs are also depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

         ACCRUED LIABILITIES. The Company provides accruals for estimated insurance claims for the self-funded portion of its insurance plans. At December 31, 1994 and 1993, insurance claims reserves of $926,000 and $665,000, respectively, were included in accrued liabilities.

         ACCRUED ENVIRONMENTAL AND LANDFILL COSTS. Accrued environmental and landfill costs include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include costs to be incurred for final closure of the landfills and costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs. Environmental costs are accrued by the Company through a charge to income in the appropriate period for known and anticipated environmental liabilities.

         INCOME TAXES. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which the Company adopted in 1992, the effect of which was not material. Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenues and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

         GOODWILL.  Goodwill is amortized over the lesser of the estimated life
or forty years, on a straight-line basis.   Amortization expense related to
goodwill and other intangible assets was $423,000, $244,000 and $142,000 in 1994, 1993 and 1992, respectively.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill and other long-lived assets or whether the remaining balance of goodwill should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted net income over the remaining life of goodwill in measuring whether the goodwill is recoverable.

         ACCOUNTING FOR ACQUISITIONS. At the time the Company acquires a business to be accounted for as a purchase, the Company allocates the purchase price to assets and liabilities based on its best estimate of the fair value of each asset and liability. For a one-year period subsequent to the acquisition date, the estimates are refined if additional facts become known regarding contingencies that existed at the date of acquisition. At the end of the one-year period following the date of acquisition, the estimates are finalized and no other entries are made to purchase accounting.

         Acquisitions accounted for under the pooling-of-interests method of accounting are included retroactively in the Company's financial statements as if the companies had operated as one entity since inception.

         STATEMENTS OF CASH FLOWS. The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of non-cash transactions related to business combinations, as discussed in Note 3, and other non-cash transactions are excluded from the statements of cash flows.

         FOREIGN CURRENCY TRANSLATION. All asset and liability accounts of foreign subsidiaries are translated to U.S. dollars at the rate of exchange in effect at the balance sheet date. All income statement accounts of foreign subsidiaries are translated at average exchange rates during the year. Resulting translation adjustments arising from these translations are charged or credited directly to stockholders' equity. Gain or loss on foreign currency transactions are included in income as incurred. There was no material effect on foreign cash balances of foreign currency translations in 1994 and 1993.
All of the Company's foreign subsidiaries are a part of the hazardous waste services segment of the Company. In connection with the spin-off of the hazardous waste services segment, as discussed in Note 2, this segment of the Company's business has been accounted for as a discontinued operation.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The book values of cash, trade accounts receivable, trade accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1994 and 1993.

         In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying supplemental consolidated balance sheets. The Company's management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

         CONCENTRATIONS OF CREDIT RISK. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographic areas. As a result, as of December 31, 1994, the Company does not consider itself to have any significant concentrations of credit risk.

2.  DISCONTINUED OPERATIONS

         SPIN-OFF OF THE HAZARDOUS WASTE SERVICES SEGMENT IN 1994. In July 1994, the Company announced the contemplation of a plan to exit the hazardous waste services segment of the environmental industry, and in October 1994, the Board of Directors authorized management to pursue such plan, subject to final approval from the Board of Directors and the resolution of certain legal

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


and financial requirements. The plan provides for the combination of the Company's hazardous waste services operations in its wholly-owned subsidiary, RESI, and the distribution of the stock of RESI to the stockholders of record of Republic (the "Distribution"). On April 26, 1995, Republic stockholders received one share of common stock of RESI for every five shares of Common Stock of Republic owned on April 21, 1995 in connection with the spin-off of RESI. Approximately 5.4 million RESI shares were distributed to Republic stockholders. RESI's common stock commenced trading on the Nasdaq National Market on April 27, 1995 under the trading symbol "RESI." The Company has had no direct ownership interest in RESI since the Distribution.

         The hazardous waste services segment of the Company's business has been accounted for as a discontinued operation and, accordingly, the accompanying supplemental consolidated financial statements of the Company have been restated to report separately the net assets and operating results of these discontinued operations. A summary of the net assets of this segment is as follows (in thousands):


                                                                          December 31,
                                                                   ------------------------
                                                                     1994             1993
                                                                   -------          -------
                        Current assets  . . . . . . . . . . .      $13,595          $14,735
                        Non-current assets  . . . . . . . . .       26,347           34,783
                                                                   -------          -------
                             Total assets . . . . . . . . . .       39,942           49,518
                                                                   -------          -------

                        Current liabilities . . . . . . . . .       13,040           14,465
                        Non-current liabilities . . . . . . .        6,610           18,181
                                                                   -------          -------
                             Total liabilities  . . . . . . .       19,650           32,646
                                                                   -------          -------

                        Net assets of discontinued operations      $20,292          $16,872
                                                                   =======          =======



         A summary of the operating results of the Company's hazardous waste services segment is as follows (in thousands):

                                                                     Year Ended December 31,
                                                          --------------------------------------------
                                                            1994              1993              1992
                                                          --------         ---------          --------
Revenue     . . . . . . . . . . . . . . . . . . . . . .   $ 46,599          $ 61,617          $ 74,668
Expenses:
   Cost of operations . . . . . . . . . . . . . . . . .     33,377            47,028            54,634
   Selling, general and administrative  . . . . . . . .     10,349            13,480            15,141
   Restructuring and unusual charges  . . . . . . . . .      8,484            14,906               577
                                                          --------         ---------          --------
Operating income (loss) . . . . . . . . . . . . . . . .   (  5,611)          (13,797)            4,316
Other expense, net of other income  . . . . . . . . . .        353               992             1,327
                                                          --------         ---------          --------
Income (loss) before extraordinary
   gain and income taxes  . . . . . . . . . . . . . . .   (  5,964)        (  14,789)            2,989
Income tax provision (benefit)  . . . . . . . . . . . .   (  3,092)        (     210)            1,442
                                                          --------         ---------          --------
Income (loss) before extraordinary gain . . . . . . . .   (  2,872)        (  14,579)            1,547
Extraordinary gain on conversion of debt, net of income
   tax provision of $3,092  . . . . . . . . . . . . . .      5,556                 -                 -
                                                          --------         ---------          --------
Net income (loss) . . . . . . . . . . . . . . . . . . .   $  2,684         $ (14,579)         $  1,547
                                                          ========         =========          ========

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         In connection with the Distribution, the Company has entered into the Distribution Agreement with RESI which sets forth the terms of the Distribution. Under this agreement, Republic contributed the intercompany balance to RESI's equity at the date of the Distribution. In April 1995, Republic contributed approximately $2.5 million to RESI to repay certain indebtedness of RESI and to provide working capital to RESI. Additionally, the Company reclassified approximately $36.3 million to retained earnings from additional paid-in capital in 1995 to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23.0 million.

         The Company has also entered into various agreements with RESI which govern certain matters between the two parties such as ongoing corporate services to be provided by the Company to RESI, insurance coverage for RESI for a certain period after the date of the Distribution, treatment of various tax matters for periods through the date of the Distribution, responsibility for any adjustments as a result of audit by any taxing authority and indemnification between both parties. Republic has agreed to continue to provide certain corporate services, including insurance, administration, human resources management, financial reporting and tax, legal and environmental engineering services to RESI after the Distribution until terminated by either party. The Corporate Services Agreement and the Tax Sharing Agreement are expected to be terminated by the end of 1995. During 1994, 1993 and 1992, the Company allocated expenses for these services to RESI totaling $851,000, $839,000 and $739,000, respectively, on a basis that approximated the cost of actual services provided.

         Since 1992, RESI has participated in the Company's combined risk management programs for property and casualty insurance and will continue to do so until the expiration of the Company's existing policies in June 1995. In 1994, 1993 and 1992, the Company charged RESI for annual premiums and reported losses of $1,678,000, $1,745,000 and $1,116,000, respectively. RESI has agreed to indemnify the Company against increases in current losses and any future losses incurred in connection with RESI's participation in these programs.

         SALE OF DEMOLITION AND EXCAVATION SUBSIDIARY IN 1992. In 1992, the Company sold its demolition and excavation subsidiary, Republic Environmental Services, Inc. ("RES Demolition") and recorded a non-cash loss on disposition of $17.6 million. This segment of the Company's business was accounted for as a discontinued operation and, accordingly, the Company's supplemental consolidated financial statements report separately the operating results of these discontinued operations through the date of sale in 1992. In 1992, revenues and net loss of the discontinued operations of RES Demolition were $2.9 million and $2.7 million, respectively.

3.  BUSINESS COMBINATIONS

         GENERAL. From January 1, 1992 through December 31, 1994, the Company acquired five businesses, all of which were accounted for under the purchase method of accounting with the exception of RESI [formerly known as Stout Environmental, Inc. ("Stout")], which was accounted for as a pooling-of-interests. These businesses were acquired for a combination of cash and shares of the Company's Common Stock. The value of the Common Stock reflects the market value of the Company's Common Stock at the closing of each acquisition, adjusted to account for restrictions common to unregistered securities and for registration rights, if applicable. The final determination of the cost of certain of the Company's acquisitions is subject to the resolution of certain contingencies, primarily the determination of contingent consideration payable as described in Note 9. The operating results of the acquired businesses accounted for under the purchase method of accounting have been included in the supplemental consolidated financial statements from the dates of acquisition.

         The following table sets forth the purchase price of the Company's acquisitions accounted for under the purchase method of accounting (in thousands):

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                           Year Ended December 31,
                                             -----------------------------------------------------
                                               1994                    1993                 1992
                                             -------                  -------             --------
              Cash (net of cash
               acquired)  . . . . . . .      $ 4,059                  $ 5,664             $  2,899
              Common stock (including
              contingent consideration
               earned)  . . . . . . . .          105                      266                2,964
                                             -------                  -------             --------
                                             $ 4,164                  $ 5,930             $  5,863
                                             =======                  =======             ========


         The following describes each of the acquisitions completed by the Company in 1994:

         LAUGHLIN ENVIRONMENTAL, INC. In February 1994, the Company acquired Laughlin Environmental, Inc. ("Laughlin"), located in the Houston, Texas area. Laughlin provides environmental services on a contract basis and serves to complement the Company's special waste landfill located in the Dallas, Texas area. Additionally, Laughlin internalized a portion of its operating costs in 1994 through the acquisition of the assets of a subcontractor.

         WASTE HANDLING SYSTEMS, INC. In October 1994, the Company acquired Waste Handling Systems, Inc. ("Waste Handling") which is located in Rutherford County, North Carolina, approximately 75 miles west of Charlotte. Waste Handling is a collection operation adjacent to the Company's existing landfill and collection operation in southwest North Carolina and services collection routes in a 30 mile radius of Forest City, North Carolina through the transportation of municipal solid waste.

         MIDWEST SANITATION SERVICE, INC. In November 1994, the Company acquired Midwest Sanitation Service, Inc. ("Midwest"). Midwest is a landfill and collection operation which was the largest private hauler in North Dakota.

         As discussed in Note 9, the Company also paid additional consideration to the sellers of previously completed acquisitions for the attainment of certain earnings levels as specified in the respective acquisition agreements.

         UNAUDITED PRO FORMA RESULTS OF OPERATIONS. The Company's unaudited pro forma consolidated results of operations for 1994, 1993 and 1992 shown below are presented assuming that the Company's business combinations had been consummated January 1, 1992 (in thousands):

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                                               Year Ended December 31,
                                                                       ------------------------------------
                                                                         1994         1993           1992
                                                                       --------     --------       --------
             Revenue as reported . . . . . . . . . . . . . . . . . . . $ 61,709     $ 56,817       $ 48,979
             Revenue of businesses acquired  . . . . . . . . . . . . .    2,890       10,389          6,808
                                                                       --------     --------       --------
             Pro forma revenue . . . . . . . . . . . . . . . . . . . . $ 64,599     $ 67,206       $ 55,787
                                                                       ========     ========       ========

             Income (loss) from continuing operations as reported  . . $  8,659     $ (3,203)      $  4,877
             Net income of businesses acquired . . . . . . . . . . . .       97          353            443
             Pro forma adjustments (A) . . . . . . . . . . . . . . . .      126          (11)           113
                                                                       --------     --------       --------
             Pro forma income (loss) from continuing operations  . . . $  8,882     $ (2,861)      $  5,433
                                                                       ========     ========       ========

             Earnings (loss) per common and common equivalent
               share from continuing operations as reported  . . . . . $   0.30     $  (0.11)      $   0.18
             Effect of businesses acquired and pro forma adjustments .     0.01         0.01           0.02
                                                                       --------     --------       --------
             Pro forma earnings (loss) per common and common
               equivalent share from continuing operations . . . . . . $   0.31     $  (0.10)      $   0.20
                                                                       ========     ========       ========

             Weighted average common and common equivalent
               shares as reported  . . . . . . . . . . . . . . . . . .   28,507       28,598         27,441
             Effect of shares issued for business acquisitions . . . .        -            -            349
                                                                       --------     --------       --------
             Pro forma weighted average common and common
               equivalent shares . . . . . . . . . . . . . . . . . . .   28,507       28,598         27,790
                                                                       ========     ========       ========


(A) Pro forma adjustments include: (i) depreciation expense resulting from the additional value assigned to acquired assets computed in accordance with the Company's accounting policies; (ii) contractual reductions of former owners' and officers' salaries and (iii) adjustments to the income tax provision to reflect the Company's effective tax rate.

         The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1992.

4.  RESTRUCTURING AND UNUSUAL CHARGES

         In the fourth quarter of 1993, the Company recorded restructuring and unusual charges of $10.0 million based on the Company's reevaluation of each of its solid waste operations. As a result of this reevaluation, the Company decided to close one of its facilities due to low waste volumes and abandon its permitting effort at another facility because of limited market opportunity in that area and delays in the permitting process. In accordance with industry standards, the Company provides for closure and post-closure over the life of a facility. Accordingly, the Company fully provided for these costs on the closed facility. The provision for closure and post-closure and the write-off of property and equipment and accumulated permitting costs associated with these facilities totaled $6.6 million. In conjunction with the reevaluation, the Company also decided to terminate certain contracts and employees. Costs related to employee relocations and terminations and other contract terminations totaled $1.2 million. In addition, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals aggregating $2.2 million for the costs to defend or settle certain litigation and environmental matters.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         In March 1992, the Company acquired Stout in a merger transaction accounted for in accordance with the pooling-of-interests method. In connection with the merger, the Company incurred substantial legal, accounting, consulting and financing costs aggregating $2.2 million, which was recorded as an unusual charge.


5.  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

         The computation of weighted average common and common equivalent shares used in the calculation of earnings (loss) per share is shown below (in thousands):

                                                             Six Months Ended
                                                                  June 30,                   Year Ended December 31,
                                                             -----------------          ---------------------------------
                                                              1995       1994            1994         1993          1992
                                                             ------     ------          ------       ------        ------
                                                                (Unaudited)
Common shares outstanding . . . . . . . . . . . . . . . . .  28,273     28,511          28,276       28,438        28,371
Effect of using weighted average common shares
 outstanding during the year  . . . . . . . . . . . . . . .      (5)         -               -            -        (1,116)
Common shares issuable under options, warrants and earn-out
 agreements . . . . . . . . . . . . . . . . . . . . . . . .   1,751         49              82          160           186
Weighted average effect of treasury stock purchases . . . .       -          -             149            -             -
                                                             ------     ------          ------       ------        ------
Weighted average common and common equivalent shares  . . .  30,019     28,560          28,507       28,598        27,441
                                                             ======     ======          ======       ======        ======

         The difference between shares for primary and fully diluted earnings
(loss) per common and common equivalent share was not significant for the periods presented.


6.  PROPERTY AND EQUIPMENT

         A summary of property and equipment is shown below (in thousands):

                                                                            December 31,
                                                                 --------------------------------
                                                                    1994                   1993
                                                                 --------                --------
           Land, landfills and improvements. . . . . . . . . . . $ 80,601                $ 77,562
           Vehicles and equipment  . . . . . . . . . . . . . . .   15,340                  13,108
           Buildings and improvements  . . . . . . . . . . . . .    3,158                   1,656
           Furniture and fixtures  . . . . . . . . . . . . . . .      746                     672
                                                                 --------                --------
                                                                   99,845                  92,998
              Less accumulated depreciation and depletion  . . .  (12,943)                 (8,699)
                                                                 --------                --------
                                                                 $ 86,902                $ 84,299
                                                                 ========                ========


7.  ACCRUED ENVIRONMENTAL AND LANDFILL COSTS

         The Company owns and operates nine solid waste landfills in the United States. The Company is responsible for closure and post-closure monitoring and maintenance costs at these landfills which are currently operating. Closure and post-closure costs are provided in accordance with Subtitle D regulations. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Considering existing accruals at the end of 1994, approximately $7.6 million of such costs are to be expensed over the remaining lives of these facilities. Included with the accrued costs associated with landfills at December 31, 1994 is $179,000 related to post-closure activities at a closed solid waste landfill formerly owned by the Company.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         As discussed in Note 9, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

         For a discussion of the Company's significant accounting policies related to these environmental and landfill costs, see Note 1 - "Summary of Significant Accounting Policies - Accrued Environmental and Landfill Costs".


8.  NOTES PAYABLE AND LONG-TERM DEBT

         SHORT-TERM BORROWINGS AND NOTES PAYABLE. Notes payable at December 31, 1994 and 1993 consisted primarily of short-term insurance premium financing.

         LONG-TERM DEBT. Long-term debt consists of the following (in thousands):

                                                                                      December 31,
                                                                            --------------------------------
                                                                             1994                      1993
                                                                            ------                    ------
         Revolving credit facility, secured by the stock of the
           Company's subsidiaries, interest payable quarterly, at
           prime or at a Eurodollar rate plus 1.5% (8.3% as of
           December 31, 1994), due September 1996 . . . . . . . .           $12,600                  $12,200
         Notes to banks and financial institutions, secured by
           equipment and other assets, interest ranging from 7.0% to
           12.9% (weighted average interest rate of 7.2% as of
           December 31, 1994), payable monthly through 1998 . . .             1,305                    1,914
         Other notes, secured by equipment and
           other assets, interest ranging from 4.0% to 11.5% (weighted average interest rate of 6.0% as of December 31, 1994),
           payable monthly through 2004 . . . . . . . . . . . . .             2,818                    2,151
                                                                            -------                  -------
                                                                             16,723                   16,265
         Less current maturities  . . . . . . . . . . . . . . . .            (1,571)                  (1,753)
                                                                            -------                  -------
                                                                            $15,152                  $14,512
                                                                            =======                  =======


         In September 1993, the Company entered into a revolving credit facility agreement with a U.S. commercial bank in the amount of $25,000,000, which includes a line of credit with $10,000,000 available for standby letters of credit. At December 31, 1994, the Company had standby letters of credit of $5,591,000 outstanding under this facility and $6,809,000 available under the revolving credit facility. In 1995, the Company extended the due date from September 1996 to December 1997 and increased the availability under this facility to $35,000,000. The credit agreement requires the Company, among other restrictions, to meet certain financial ratios and places certain limitations on dividend payments and other borrowing. As of December 31, 1994, the Company was in compliance with all covenants under the credit agreement.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         At December 31, 1994, aggregate maturities of long-term debt were as follows (in thousands):

                 1995 . . . . . . . . . . . . . . . . . .   $ 1,571
                 1996 . . . . . . . . . . . . . . . . . .    13,156
                 1997 . . . . . . . . . . . . . . . . . .       677
                 1998 . . . . . . . . . . . . . . . . . .       591
                 1999 . . . . . . . . . . . . . . . . . .       316
                 Thereafter . . . . . . . . . . . . . . .       412
                                                            -------
                                                            $16,723
                                                            =======



9.  COMMITMENTS AND CONTINGENCIES

         LEGAL PROCEEDINGS. On May 3, 1991, the Company filed an action against G.I. Industries, Inc. ("GI"), Manuel Asadurian, Sr. and Mike Smith in the United States District Court for the Central District of California (the "Court"). The Company requested a declaratory judgment that it did not anticipatorily breach a merger agreement (the "Merger Agreement") between the Company and GI and that the Merger Agreement had been properly terminated. The Company also sought to recover $600,000 from GI, plus interest and costs, with respect to a certain financial guaranty provided by Republic in 1990 for the benefit of GI. In response to the Company's action, GI filed a counterclaim alleging that the Company breached the Merger Agreement and that it had suffered damages in excess of $16.0 million. In August 1993, the Court rendered a ruling in favor of Republic and found that GI did not meet its burden in proving that it could have performed its obligations under the Merger Agreement. GI appealed that decision in September 1993. In March 1995, the United States Court of Appeals for the Ninth Circuit (the "Court of Appeals") vacated the August 1993 decision and remanded the case back to the Court for a hearing on damages. The Company filed a motion for reconsiderations and suggestion of en banc consideration with the Court of Appeals in an effort to restore the original ruling denying GI's claim. On May 12, 1995, the Court of Appeals denied the motion and suggestion. The Company has filed a timely petition for writ of certiorari with the United States Supreme Court.

         Subsequent to the Company's seeking recovery from GI for the guaranty, GI filed for protection under Chapter 11 of the Bankruptcy Code. The Company is a secured creditor and anticipates a complete recovery of the $600,000, plus interest and costs, including attorneys' fees.

         On November 9, 1992, A&B Investors, Inc. ("A&B") filed an action against the Company in the District Court of Harris County, Texas alleging, among other claims, breach of contract and securities fraud. On July 14, 1995, this matter was resolved in an out-of-court settlement which did not have a material effect on the Company's results of operations or consolidated financial position.

         Western Waste Industries, Inc. ("Western") filed an action against the Company and others on July 20, 1990 for various causes of action including interference with business relations and seeks $24.0 million in damages. The lawsuit stems from Western's attempts to acquire Best Pak Disposal, Inc. This case is currently scheduled for trial in late 1995 or early 1996.

         While the results of the legal proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's results of operations or consolidated financial position.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         ENVIRONMENTAL MATTERS. The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

         In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

         In February 1993, the DTSC denied the Company's October 1992 request to classify the Filters as "special waste" under California regulations. DTSC's denial indicated that the Filters met all technical and analytical requirements for reclassification as a special waste, but that a procedural requirement related to the timing of the reclassification request was not met. The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to seek a variance under California regulations which will reclassify the Filters as a special waste, irrespective of the reclassification application submittal timing issue, and allow the Filters to be left in the landfill. If this occurs, the state, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and that the affected area accept no additional waste. A decision on the reclassification issue is expected by October 1995. In the event that the variance is not granted, the Regional Water Quality Control Board and Integrated Waste Management Board will determine what remedial measures must be taken based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

         Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses the Company incurs associated with the resolution of this matter, including loss of airspace at the landfill, in the United States District Court for the Southern District of California, alleging claims for CERCLA response costs recovery and intentional misrepresentation among other claims. The Company seeks to recover actual expenses and punitive damages. Discovery and regulatory studies are proceeding. The Company believes it will prevail, but no amounts have been accrued for any recovery of damages.

         Although it is possible that losses exceeding amounts already recorded may be incurred upon the ultimate resolution of the environmental matters described above, management believes that such losses, if any, will not have a material adverse effect on the Company's consolidated results of operations or consolidated financial position.

         OPERATING LEASE COMMITMENTS. The Company and its subsidiaries lease portions of their premises and certain equipment under various operating lease agreements. At December 31, 1994, total minimum rental commitments becoming payable under all operating leases are as follows (in thousands):

             1995 . . . . . . . . . . . . . . . . . . . . . . . $ 562
             1996 . . . . . . . . . . . . . . . . . . . . . . . $ 470
             1997 . . . . . . . . . . . . . . . . . . . . . . . $ 338
             1998 . . . . . . . . . . . . . . . . . . . . . . . $ 104
             1999 . . . . . . . . . . . . . . . . . . . . . . . $  53
             Thereafter . . . . . . . . . . . . . . . . . . . . $  27

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Total rental expense incurred under operating leases was $653,000, $544,000 and $468,000 in 1994, 1993 and 1992, respectively.

         POSTRETIREMENT BENEFITS. The Company does not provide postretirement or postemployment benefits to its employees and, accordingly, has not reflected any cost arising from the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" or SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Effective January 1, 1994, the Company instituted a defined contribution 401(k) savings plan for employees meeting certain employment requirements. Under the plan, the Company may, at its discretion, match a portion of employee contributions based on the profitability and growth of the Company. No contributions under this plan were made by the Company in 1994.

         CONTINGENT CONSIDERATION. In certain of the business acquisitions accounted for as purchases, the Company has agreed to issue contingent consideration in the form of additional shares of the Company's common stock and, in some cases, additional cash to the sellers of those businesses based on the attainment of certain earnings levels and other contingencies. During the years ended December 31, 1994, 1993 and 1992, the Company has issued approximately 29,000, 160,000 and 186,000 shares of common stock and paid $623,000, $432,000 and $40,000, respectively, for the attainment of such earnings levels. These amounts have been capitalized as additional purchase price. The maximum contingent consideration to be earned over the next of eight years as of December 31, 1994 consists of approximately 406,000 shares of the Company's common stock and $412,000. Under the terms of an acquisition agreement, the Company has agreed to pay additional consideration to the former owners of a landfill site of a maximum of $2,500,000 upon the expansion of the landfill airspace by up to 2,500,000 cubic yards.

         OTHER MATTERS. At December 31, 1994, the Company had made cash deposits into escrow accounts which total $735,000 in connection with landfill closure and certain other obligations, of which $656,000 was included in cash and cash equivalents and $79,000 was included in other assets. Additionally, the Company has bonding facilities for the issuance of payment, performance and bid bonds, of which $1,684,000 in bonds were outstanding at December 31, 1994. The Company also has facilities available for the issuance of standby letters of credit, of which $3,980,000 in letters of credit were outstanding at December 31, 1994.


10.  STOCKHOLDERS' EQUITY

         PREFERRED STOCK. The Company has 5,000,000 authorized shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

         TREASURY STOCK. In October 1993, the Board of Directors authorized the Company to repurchase up to 1.3 million shares, or 4.8% of its outstanding Common Stock, through October 1994, as deemed appropriate by management. Through October 1994, 281,000 shares were repurchased for an aggregate value of $856,000. In October 1994, the Board of Directors authorized management to continue the repurchase program and to repurchase up to an additional 1.3 million shares, or 4.8% of its outstanding Common Stock, through October 1995. The repurchasing of shares is intended to achieve a more favorable balance between the market supply of the shares and market demand, as well as take advantage of the relatively low price of the Company's Common Stock. Repurchases have been effected at prevailing market prices from time to time on the open market. The repurchased shares represent additions to treasury stock. In October 1994, the Board of Directors authorized the retirement of the 281,000 shares held in treasury, which were retired in the fourth quarter of 1994. In December 1994, 28,993 shares of the Company's Common Stock were returned to the Company in a settlement with a former owner of one of its

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

subsidiaries. These shares represented additions to treasury stock and were subsequently retired in December 1994. The Company's stock repurchase program expires in October 1995 and the Company does not currently plan to repurchase any additional Common Stock.

         1991 STOCK OPTION PLAN. In October 1991, the Board of Directors approved a stock option plan (the "1991 Plan"), which was subsequently approved by the Company's stockholders at the 1992 Annual Meeting of Stockholders, under which employees and officers of the Company or any of its subsidiaries or parent corporations and members of the Board of Directors of the Company may be awarded options to purchase common shares. A maximum of 5,000,000 common shares, less shares issued or purchased pursuant to the 1990 Stock Option and Stock Purchase Plan (the "1990 Plan") as discussed below, have been reserved for issuance to participants in the 1991 Plan in the form of stock options. The option price under the 1991 Plan is to be determined by the Board of Directors but shall not be less than the fair market value of the common shares on the date the stock option is granted. Options are subject to adjustment upon certain changes in the capital structure of the Company, such as a stock dividend, stock split or other similar events.

         1990 STOCK OPTION AND STOCK PURCHASE PLAN. In April 1990, the Board of Directors approved a stock option and stock purchase plan for certain key employees, directors, consultants and advisors. A maximum of 2,500,000 shares of common stock were reserved for issuance to participants in the plan in the form of either stock options or stock purchases, as determined by the Compensation Committee. Options granted under the plan expire ten years from the date of grant and vest over varying periods as determined by the Compensation Committee. During the year ended December 31, 1990, 700,000 shares were purchased at $2.50 to $4.50 per share. When shares were purchased under the 1990 Plan, the participant paid the par value of the shares in cash, and issued a nonrecourse promissory note to the Company for the balance of the purchase price. These promissory notes along with interest are due ten years from the date of issuance and are collateralized by the shares purchased. During 1992, the Company received payment of $648,000 on notes receivable arising from stock purchase agreements pursuant to the 1990 Plan. The 1990 Plan has been replaced by the 1991 Plan, as discussed above.

         Activity under the Company's 1990 and 1991 stock option plans during each of the two years ended December 31, 1994 are summarized as follows:

                                                    1990 Plan     1991 Plan        Total          Option Price
                                                    ---------     ---------        -----          ------------
Outstanding at December 31, 1992  . . . . . . .       598,000      348,500          946,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .       100,000      401,900          501,900       $4.00-$12.50
   Cancelled  . . . . . . . . . . . . . . . . .            --     (331,900)        (331,900)      $7.25-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1993  . . . . . . .       698,000      418,500        1,116,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .            --      176,000          176,000       $2.69-$ 3.38
   Cancelled  . . . . . . . . . . . . . . . . .       (50,000)    (130,500)        (180,500)      $2.69-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1994  . . . . . . .       648,000      464,000        1,112,000       $2.50-$14.50
                                                      =======    =========        =========

Exercisable at December 31, 1994  . . . . . . .       648,000      113,450          761,450         $9.92(A)
                                                      =======    =========        =========

Available for future grant at December 31, 1993       763,000    2,081,500        2,844,500
   Cancelled  . . . . . . . . . . . . . . . . .        50,000      130,500          180,500
   Granted  . . . . . . . . . . . . . . . . . .            --     (176,000)        (176,000)
                                                     --------    ---------        ---------
Available for future grant at December 31, 1994       813,000    2,036,000        2,849,000
                                                     ========    =========        =========

___________________________________
(A) Represents the weighted average option price of options exercisable at December 31, 1994.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         COMMON STOCK WARRANTS. The Company has awarded warrants to purchase shares of Common Stock to certain executive officers, directors, employees and affiliates as additional incentive to continue in the service of the Company. The warrants vest at 20% per year and are exercisable, with respect to each portion vested, for a period of four years following such vesting. Activity involving Common Stock warrants during each of the two years ended December 31, 1994 are summarized as follows:

                                                                   Exercise
                                                   Warrants          Price              Expiration Date
                                                 ------------    -------------    ---------------------------
Outstanding at December 31, 1992  . . .           6,480,750      $6.00-$12.75         June 1993-May 2001
   Issued . . . . . . . . . . . . . . .             515,000         $4.00                December 2000
   Expired  . . . . . . . . . . . . . .          (4,915,000)     $6.50-$12.75                  -
                                                 ----------
Outstanding at December 31, 1993  . . .           2,080,750      $4.00-$12.75      August 1995-December 2000
   Issued . . . . . . . . . . . . . . .             200,000         $2.69                  May 2003
                                                 ----------
Outstanding at December 31, 1994  . . .           2,280,750      $2.69-$12.75        August 1995-May 2003
                                                 ==========

Exercisable at December 31, 1994  . . .           1,250,750        $7.61(A)
                                                 ==========

___________________________
(A) Represents the weighted average exercise price of warrants exercisable at December 31, 1994.

11.  INCOME TAXES

         Kertz elected S-corporation status for income tax reporting purposes on July 1, 1993 at which time deferred tax balances were eliminated through a credit to the deferred income tax provision. Since July 1, 1993, net income and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes have been included in the individual tax returns of the former stockholders of Kertz. Upon the closing of the merger transaction on August 28, 1995, Kertz was no longer eligible for S-corporation status. Deferred income taxes recorded at closing upon the change in the tax status were not material to the supplemental consolidated financial statements.

         The components of the income tax provision related to continuing operations are shown below (in thousands):

                                                                           Year Ended December 31,
                                                                 ---------------------------------------------
                                                                  1994             1993                  1992
                                                                 ------           ------                ------
         Current:
            Federal . . . . . . . . . . . . . . . . . . .        $   183          $    399             $ 2,266
            State . . . . . . . . . . . . . . . . . . . .            251               141                 127
                                                                 -------          --------             -------
                                                                     434               540               2,393

         Federal deferred . . . . . . . . . . . . . . . .          2,771            (1,712)               (602)

         Tax reserve adjustments  . . . . . . . . . . . .         (1,963)                -              (1,538)

         Change in valuation allowance  . . . . . . . . .         (1,242)            1,242                   -
                                                                 -------          --------             -------

         Income tax provision . . . . . . . . . . . . . .        $     -          $     70             $   253
                                                                 =======          ========             =======

         In addition to the above, the Company recorded an income tax benefit of $210,000 and $123,000 in 1993 and 1992, respectively, related to its discontinued operations.

         In 1992, the Company changed its method of accounting for income taxes from the method required under SFAS No. 96 to the method required under SFAS No. 109. Since the approach under both statements is similar, there was no significant income effect of the change on the recording of income taxes.
Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to the difference between the financial reporting and income tax basis of assets and liabilities.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Net operating loss ("NOL") carryforwards are recognized under SFAS No. 109 unless it is "more likely than not" that they will not be realized. In 1993, the Company recorded a $1,242,000 valuation allowance related to the realization of deferred tax assets generated as a result of the 1993 restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets.

         In the years immediately following an acquisition, the Company provides income taxes at the statutory income tax rate applied to pre-tax income. As part of its tax planning to reduce effective tax rates and cash outlays for taxes, the Company employs a number of strategies such as combining entities to reduce state income taxes, claiming tax credits not previously claimed and recapturing taxes previously paid by acquired companies. At such time as these reductions in the Company's deferred tax liabilities are determined to be realizable, the impact of the reduction is recorded as tax reserve adjustments in the tax provision. The Company's unaudited income tax provision for the first quarter of 1995 was offset by such adjustments. The Company's unaudited income tax provision of approximately 38% for the three and six months ended June 30, 1994 was offset by reductions in valuation allowance, as well as tax reserve adjustments.

         A reconciliation of the statutory federal income tax rate to the Company's effective tax rate as reported in the accompanying supplemental consolidated statements of operations is shown below:


                                                                            Year Ended December 31,
                                                                    --------------------------------------
                                                                    1994             1993             1992
                                                                    ----             ----             ----
            Statutory federal income tax rate . . . . . . .         34.0%           (34.0)%          34.0%
            Amortization of goodwill  . . . . . . . . . . .          1.1              3.0             1.0
            State income taxes, net of federal benefit  . .          2.1              3.6             0.3
            Tax reserve adjustments . . . . . . . . . . . .        (22.7)              -            (30.0)
            Change in valuation allowance . . . . . . . . .        (14.3)            39.7             -
            Kertz earnings (S-corporation)  . . . . . . . .         (0.6)           (10.9)            -
            Other, net  . . . . . . . . . . . . . . . . . .          0.4              0.8            (0.4)
                                                                   -----            -----           -----
              Effective tax rate  . . . . . . . . . . . . .          0.0%             2.2%            4.9%
                                                                   =====            =====           =====

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Components of the net deferred income tax liability are shown below (in thousands):

                                                                                    December 31,
                                                                         ---------------------------------
                                                                            1994                    1993
                                                                            ----                    ----
         Deferred income tax liabilities:
             Book basis in property over tax basis . . . . . . . . .      $19,900                   $20,400
             Book capitalization of costs expensed for tax . . . . .            -                        31
                                                                          -------                   -------
                                                                           19,900                    20,431
                                                                          -------                   -------
         Deferred income tax assets:
             Net operating losses  . . . . . . . . . . . . . . . . .       (5,185)                   (5,890)
             Accrued environmental and landfill costs  . . . . . . .       (2,761)                   (3,054)
             Accruals not currently deductible . . . . . . . . . . .         (722)                   (1,385)
                                                                          -------                   -------
                                                                           (8,668)                  (10,329)
                                                                          -------                   -------

                                                                           11,232                    10,102

         Valuation allowance . . . . . . . . . . . . . . . . . . . .            -                     1,242
                                                                          -------                   -------

         Net deferred income tax liability . . . . . . . . . . . . .      $11,232                   $11,344
                                                                          =======                   =======


         At December 31, 1994, the Company had available U.S. NOL carryforwards of approximately $15,249,000 which expire $7,994,000, $6,342,000 and $913,000 in the years 2006, 2007 and 2008, respectively.

12.  RELATED PARTY TRANSACTIONS

         The Company has entered into an agreement to lease office space for one of its subsidiaries with the former owner of this subsidiary who is a current officer of this subsidiary. The Company also utilizes companies affiliated with former owners of acquired businesses who are current officers of the Company's subsidiaries for hauling and other services. Aggregate payments for leases and such services were $132,000, $1,139,000 and $827,000 in 1994, 1993 and 1992, respectively. In September 1993, the Company internalized a portion of these hauling services through the acquisition of substantially all of the assets of a hauling company owned by an officer of a subsidiary of the Company for $370,000 cash.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13.  OPERATIONS BY INDUSTRY SEGMENT (UNAUDITED)

         The following tables present information regarding the Company's different industry segments based on the historical operations of the Company (in thousands):

                                                                            YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------------
                                                                   1994             1993              1992
                                                                ----------       ----------       -----------
 Revenue
         Solid waste services  . . . . . . . . . . . . .        $  48,766        $   41,095       $   35,341
         Electronic security services  . . . . . . . . .           12,943            15,722           13,638
                                                                ---------        ----------       ----------
                                                                $  61,709        $   56,817       $   48,979
                                                                =========        ==========       ==========
 Operating income (loss)
         Solid waste services  . . . . . . . . . . . . .        $   9,490        $   (3,179)      $    2,840
         Electronic security services  . . . . . . . . .              213               612              356
 Interest and other income (expense), net  . . . . . . .           (1,044)             (566)           1,934
                                                                ---------        ----------        ---------
 Income (loss) from continuing operations before
    income taxes . . . . . . . . . . . . . . . . . . . .        $   8,659        $   (3,133)       $   5,130
                                                                =========        ==========        =========

 Depreciation, depletion and amortization
         Solid waste services  . . . . . . . . . . . . .        $   4,748        $    3,940        $   2,822
         Electronic security services  . . . . . . . . .              212               202              122
                                                                ---------        ----------        ---------
                                                                $   4,960        $    4,142        $   2,944
                                                                =========        ==========        =========

 Capital expenditures
         Solid waste services  . . . . . . . . . . . . .        $   5,452         $   3,701        $  10,414
         Electronic security services  . . . . . . . . .              483               629              404
                                                                ---------        ----------        ---------
                                                                $   5,935        $    4,330        $  10,818
                                                                =========        ==========        =========

 Identifiable assets
         Solid waste services  . . . . . . . . . . . . .        $ 112,149        $  104,364        $  99,574
         Electronic security services  . . . . . . . . .            2,481             2,438            1,639
                                                                ---------        ----------        ---------
         Total identifiable assets . . . . . . . . . . .          114,630           106,802          101,213
 Net assets of discontinued operations . . . . . . . . .           20,292            16,872           28,533
                                                                ---------        ----------        ---------
         Total assets  . . . . . . . . . . . . . . . . .        $ 134,922        $  123,674        $ 129,746
                                                                =========        ==========        =========

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                      FIRST           SECOND         THIRD          FOURTH
                                                     QUARTER          QUARTER       QUARTER         QUARTER
                                                     -------          -------       -------         -------
                                                        (In thousands, except for per share amounts)
          Revenue                         1994       $ 14,544        $16,234        $15,006        $ 15,925
                                          1993       $ 12,933        $14,967        $14,462        $ 14,455

          Gross profit                    1994       $  5,964        $ 6,090        $ 5,761        $  6,202
                                          1993       $  5,520        $ 6,205        $ 6,002        $  5,853

          Income (loss) from              1994       $  1,452        $ 2,585        $ 3,080        $  1,542
           continuing operations          1993       $  1,173        $ 1,420        $ 1,728        $ (7,524)(a)


          Net income (loss)               1994       $  1,306        $ 3,412        $ 4,068        $  2,557
                                          1993       $    702        $ 1,315        $ 2,126        $(21,925)

          Earnings (loss) per share from  1994       $   0.05        $  0.09        $  0.11        $   0.05
           continuing operations          1993       $   0.04        $  0.05        $  0.06        $  (0.26)(a)

____________
(a) As discussed in Note 4, restructuring and unusual charges of $10,040 were recorded by the Company in the fourth quarter of 1993 to reorganize its operations.

15.  SUBSEQUENT EVENTS

         (A) EQUITY INVESTMENT BY H. WAYNE HUIZENGA AND ASSOCIATES, WESTBURY (BERMUDA) LTD. AND HARRIS W. HUDSON. On May 21, 1995, the Company agreed to issue and sell in aggregate 8,350,000 shares of Common Stock and warrants to purchase an additional 16,700,000 shares of Common Stock to Mr. H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Mr. Michael G. DeGroote, then Chairman of the Board, President and Chief Executive Officer of Republic) and Mr. Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37,575,000. The warrants are exercisable at prices ranging from $4.50 to $7.00 per share effective August 3, 1995. In July 1995, the Company agreed to sell an additional 1,000,000 shares of Common Stock each to Mr. Huizenga and Mr. John J. Melk for $13.25 per share for aggregate proceeds of $26,500,000. These transactions were completed on August 3, 1995.

         On August 3, 1995, in connection with the equity investment, Mr. Huizenga was elected Chairman of the Board of Directors and Chief Executive Officer of Republic and Mr. DeGroote, former Chairman of the Board, President and Chief Executive Officer of the Company, was elected Vice Chairman of the Board. Additionally, Mr. Hudson was appointed as President of the Company and as a member of the Board of Directors. Mr. Gregory K. Fairbanks was appointed as Executive Vice President and Chief Financial Officer and Mr. Donald E. Koogler resigned as a director but remains as Executive Vice President and Chief Operating Officer of Republic.

                        REPUBLIC WASTE INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         (B) PRIVATE PLACEMENT TRANSACTIONS. In July 1995, the Company sold 5,400,000 shares of Common Stock in a private placement transaction for $13.25 per share, resulting in net proceeds of approximately $70 million after deducting fees and commissions. In September 1995, the Company sold 5,000,000 shares of Common Stock in an additional private placement transaction for $20.25 per share resulting in net proceeds of approximately $100 million after deducting fees and commissions.

         As a result of the transactions in (A) and (B) above, the Company received approximately $234 million in cash in July, August and September 1995. The Company used a portion of these proceeds to repay all outstanding borrowings under its revolving line of credit facility totaling approximately $15.5 million plus interest expense.

         (C) ACQUISITION OF HUDSON MANAGEMENT CORPORATION AND ENVIROCYCLE,
INC. (the "Hudson Companies"). On August 3, 1995, the Company issued 8.0 million shares of Common Stock in exchange for all of the outstanding shares of common stock of the Hudson Companies, each of which is owned by Mr. Hudson.
The Hudson Companies, as the third largest solid waste management company in Florida, provide solid waste collection and recycling services to commercial, industrial and residential customers. The acquisition will be accounted for using the purchase method of accounting. Subsequent to the acquisition, the Company repaid substantially all of the outstanding debt of the Hudson Companies which totaled approximately $11 million.

         (D) ACQUISITION OF SOUTHLAND ENVIRONMENTAL SERVICES. On August 24, 1995, Republic entered into a definitive agreement to acquire all of the outstanding common stock of Southland Environmental Services, Inc. in exchange for 2.6 million shares of Common Stock of Republic. Southland provides solid waste collection services in the Northeast Florida area serving over 70,000 residential and commercial customers. Southland also owns a transfer station, a construction and demolition landfill and provides composting and recycling services. This acquisition is expected to close in October 1995 and will be accounted for under the pooling-of-interests method of accounting.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Boards of Directors of
  Hudson Management Corporation
  and Envirocycle, Inc.:

     We have audited the accompanying combined balance sheets of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. (a Florida corporation and a Florida S-corporation, respectively, affiliated through common ownership) as of September 30, 1994 and 1993, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. as of September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995).

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                 SEPTEMBER 30,
                                                                JUNE 30,      -------------------
                                                                  1995         1994        1993
                                                               -----------    -------     -------
                                                               (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash.......................................................    $   630      $   538     $ 2,007
  Accounts receivable, less allowance for doubtful accounts
     of $510 (unaudited), $330 and $220, respectively........      5,765        5,371       4,400
  Prepaid expenses and other.................................      1,353        1,179         634
  Deferred income taxes......................................        864          845         911
                                                               -----------    -------     -------
          Total current assets...............................      8,612        7,933       7,952
PROPERTY AND EQUIPMENT, net..................................     18,589       14,088      11,405
INTANGIBLE ASSETS, net.......................................      2,679        2,557       2,669
OTHER ASSETS.................................................         51           58          50
                                                               -----------    -------     -------
          Total assets.......................................    $29,931      $24,636     $22,076
                                                               =========      =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...........................................    $ 2,725      $ 2,556     $ 2,170
  Current portion of long-term debt..........................      3,596        2,736       3,263
  Deferred revenue and other credits.........................      2,316        1,930       1,702
  Accrued liabilities........................................      4,294        3,243       3,291
  Customer deposits..........................................        135          145         135
                                                               -----------    -------     -------
          Total current liabilities..........................     13,066       10,610      10,561
DEFERRED INCOME TAXES........................................      1,320        1,471       1,369
LONG-TERM DEBT, less current portion.........................      8,937        7,022       4,570
                                                               -----------    -------     -------
          Total liabilities..................................     23,323       19,103      16,500
                                                               -----------    -------     -------
COMMITMENTS AND CONTINGENCIES (Notes 5, 6, 7 and 10)
STOCKHOLDERS' EQUITY:
  Capital stock..............................................         --           --          --
  Additional paid-in capital.................................         73           73          73
  Retained earnings..........................................      6,535        5,460       5,503
                                                               -----------    -------     -------
          Total stockholders' equity.........................      6,608        5,533       5,576
                                                               -----------    -------     -------
          Total liabilities and stockholders' equity.........    $29,931      $24,636     $22,076
                                                               =========      =======     =======

The accompanying notes to combined financial statements are an integral part of these statements.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                           FOR THE NINE MONTHS              FOR THE YEAR
                                             ENDED JUNE 30,              ENDED SEPTEMBER 30,
                                           -------------------     -------------------------------
                                            1995        1994        1994        1993        1992
                                           -------     -------     -------     -------     -------
                                               (UNAUDITED)
REVENUE..................................  $41,439     $34,055     $48,003     $45,582     $38,788
OPERATING EXPENSES:
  Cost of operations.....................   29,957      24,154      35,048      32,025      27,738
  Selling, general and administrative....    7,328       7,377       9,444       8,573       8,305
INTEREST EXPENSE.........................      474         329         505         552         737
                                           -------     -------     -------     -------     -------
                                            37,759      31,860      44,997      41,150      36,780
                                           -------     -------     -------     -------     -------
          Income before income taxes.....    3,680       2,195       3,006       4,432       2,008
INCOME TAX PROVISION.....................      455         254         377         901         874
                                           -------     -------     -------     -------     -------
          Net income.....................    3,225       1,941       2,629       3,531       1,134
UNAUDITED PRO FORMA ADJUSTMENT TO REFLECT
  INCOME TAXES FOR ENVIROCYCLE, INC.
  (Note 1)...............................    1,014         608         892         952          54
                                           -------     -------     -------     -------     -------
          Unaudited pro forma net income
            (Note 1).....................  $ 2,211     $ 1,333     $ 1,737     $ 2,579     $ 1,080
                                           =======     =======     =======     =======     =======

The accompanying notes to combined financial statements are an integral part of these statements.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                              ADDITIONAL
                                                                   CAPITAL     PAID-IN      RETAINED
                                                                    STOCK      CAPITAL      EARNINGS
                                                                   -------    ----------    --------
BALANCE, September 30, 1991......................................   $  --        $ 73       $  1,893
  Net income.....................................................      --          --          1,134
  Stockholder distributions......................................      --          --           (220)
                                                                   -------        ---       --------
BALANCE, September 30, 1992......................................      --          73          2,807
  Net income.....................................................      --          --          3,531
  Stockholder distributions......................................      --          --           (835)
                                                                   -------        ---       --------
BALANCE, September 30, 1993......................................      --          73          5,503
  Net income.....................................................      --          --          2,629
  Stockholder distributions......................................      --          --         (2,672)
                                                                   -------        ---       --------
BALANCE, September 30, 1994......................................   $  --        $ 73       $  5,460
                                                                    =====     =======        =======

The accompanying notes to combined financial statements are an integral part of these statements.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  FOR THE NINE
                                                     MONTHS                  FOR THE YEARS
                                                 ENDED JUNE 30,           ENDED SEPTEMBER 30,
                                               ------------------    -----------------------------
                                                1995       1994       1994       1993       1992
                                               -------    -------    -------    -------    -------
                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................  $ 3,225    $ 1,941    $ 2,629    $ 3,531    $ 1,134
  Adjustments to reconcile net income to net
     cash provided by operating activities --
     Depreciation and amortization...........    2,013      1,950      2,614      2,495      2,642
     Deferred income tax provision
       (benefit).............................     (170)       134        168       (156)       115
     Gain on disposition of property and
       equipment.............................       (8)        --        (82)        (2)        --
     Changes in assets and liabilities --
       (Increase) decrease in:
          Accounts receivable................     (686)      (583)      (971)      (488)      (563)
          Prepaid expenses and other.........     (180)    (1,282)      (545)       (15)       (11)
          Other assets.......................        7         (3)        (8)        42         58
       Increase (decrease) in:
          Accounts payable...................      542       (250)       386       (447)       930
          Deferred revenue and other
            credits..........................      446        185        228         59        529
          Accrued liabilities................    1,025        960        (48)        44        867
          Customer deposits..................       (7)         4         10          2          2
                                               -------    -------    -------    -------    -------
          Total adjustments..................    2,982      1,115      1,752      1,534      4,569
                                               -------    -------    -------    -------    -------
          Net cash provided by operating
            activities.......................    6,207      3,056      4,381      5,065      5,703
                                               -------    -------    -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the disposition of property
     and equipment...........................  $     6    $   294    $   327    $    35    $    --
  Purchases of property and equipment........   (6,502)    (4,625)    (5,380)    (2,759)    (4,303)
  Purchases of intangible assets.............     (201)       (50)       (50)        --        (11)
                                               -------    -------    -------    -------    -------
          Net cash used in investing
            activities.......................   (6,697)    (4,381)    (5,103)    (2,724)    (4,314)
                                               -------    -------    -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt.........................    5,386      5,917      6,441      2,396      3,261
  Principal repayments on debt...............   (2,626)    (4,353)    (4,516)    (4,262)    (3,216)
  Stockholder distributions..................   (2,922)    (1,230)    (2,672)      (835)      (220)
                                               -------    -------    -------    -------    -------
          Net cash used in financing
            activities.......................     (162)       334       (747)    (2,701)      (175)
                                               -------    -------    -------    -------    -------
EFFECT OF ENVIROCYCLE, INC. CHANGE IN CASH
  FOR THE PERIOD OCTOBER 1 - DECEMBER 31
  (Note 1)...................................      744       (109)        --         --         --
                                               -------    -------    -------    -------    -------
          Net increase (decrease) in cash....       92     (1,100)    (1,469)      (360)     1,214
CASH, beginning of period....................      538      2,007      2,007      2,367      1,153
                                               -------    -------    -------    -------    -------
CASH, end of period..........................  $   630    $   907    $   538    $ 2,007    $ 2,367
                                               =======    =======    =======    =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest...................................  $   575    $   420    $   591    $   658    $   804
  Income taxes...............................  $    58    $   404    $   730    $   948    $   824

The accompanying notes to combined financial statements are an integral part of these statements.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
 (INFORMATION WITH RESPECT TO THE JUNE 30, 1995 AND 1994 PERIODS IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination --

     The combined financial statements include the accounts of Hudson Management Corporation and its wholly-owned subsidiaries and Envirocycle, Inc. (together, the "Companies"), which are affiliated through common ownership. All material intercompany transactions between Hudson Management Corporation, its subsidiaries and Envirocycle, Inc. have been eliminated.

     The accounts of Envirocycle, Inc. have been combined on the basis of a calendar year and include the years ended December 31, 1994 and 1993 and the period from commencement of operations (March 23, 1992) through December 31, 1992. For comparative purposes, the unaudited combined statements of income and cash flows for the nine month periods ended June 30, 1995 and 1994 include the accounts of Envirocycle, Inc. for the periods from October 1 through June 30.

     In the opinion of management, the unaudited combined financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the combined financial position of the Companies at June 30, 1995, and the combined results of their operations and cash flows for the nine months ended June 30, 1995 and 1994.

  Revenue Recognition --

     Collection services may be billed up to four months in advance. Revenue on such advance billings is deferred until services are performed. Such amounts are included in deferred revenue and other credits in the accompanying combined balance sheets.

  Property and Equipment --

     The Companies provide for depreciation using the straight-line method over the following estimated useful lives:

            Vehicles..............................................       5-7 years
            Containers and compactors.............................        10 years
            Equipment.............................................       5-7 years
            Leasehold improvements................................       5-7 years
            Buildings.............................................   31.5-40 years

     Maintenance and repairs are charged to expense when incurred. Additions and major renewals are capitalized.

     Depreciation and amortization expense for property and equipment for the years ended September 30, 1994, 1993 and 1992 was $2,452,000, $2,216,000 and
$2,039,000, respectively.

  Intangible Assets --

     Intangible assets consist of the cost of purchased businesses in excess of the market value of net assets acquired (goodwill), the costs of certain franchise service areas obtained as part of businesses acquired, and noncompete agreements obtained from former owners and management of businesses acquired.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Intangible assets are amortized using the straight-line method over their estimated useful lives and are comprised of the following as of September 30, 1994 and 1993 (in thousands):

                                                      USEFUL LIVES       1994        1993
                                                      ------------      ------      ------
        Goodwill....................................      40 years      $2,585      $2,585
        Franchise agreements........................    4-16 years         666         674
        Customer lists..............................       5 years          10          10
        Noncompete agreements.......................    5-15 years          51         311
                                                                        ------      ------
                                                                         3,312       3,580
        Less accumulated amortization...............                      (755)       (911)
                                                                        ------      ------
                                                                        $2,557      $2,669
                                                                        ======      ======

     The Companies continually evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Companies use an estimate of the related undiscounted net income over the remaining life of intangible assets in measuring whether the intangible assets are recoverable.

     Amortization expense for intangible assets was $162,000, $279,000 and $603,000 in 1994, 1993 and 1992, respectively.

  Accrued Liabilities --

     The Companies accrue estimated insurance claims for the self-funded portion of their workers' compensation and health insurance plans. At September 30, 1994 and 1993, insurance claim reserves of $2,101,000 and $2,199,000, respectively, were included in accrued liabilities.

  Income Taxes --

     Hudson Management Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes have been provided for the effect of temporary differences between the income tax bases of assets and liabilities and their reported amounts in the combined financial statements.

     For the nine months ended June 30, 1995 and 1994, income taxes have been provided based upon Hudson Management Corporation's anticipated effective annual income tax rate.

     Envirocycle, Inc. has elected S-corporation status for income tax reporting purposes since its inception in 1992. Therefore, since that date, net income and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes are included in the individual tax returns of the stockholders of Envirocycle, Inc.

     Upon closing of the merger transactions described in Note 10, Envirocycle, Inc. will no longer be eligible for S-corporation status. At that time, deferred income taxes will be recorded in accordance with SFAS No. 109 and an adjustment to record Envirocycle, Inc. retained earnings as a capital contribution will be recorded. Although the ultimate amount is not presently determinable, if deferred taxes were recorded at June 30, 1995, retained earnings would be decreased by approximately $46,000 (unaudited). In addition, $1,453,000 (unaudited) of retained earnings at June 30, 1995 would have been reclassified to additional paid-in capital.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.


             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The unaudited pro forma effect of converting Envirocycle, Inc. from S-corporation status is as follows (in thousands):

                                                                       ADDITIONAL
                                                            COMMON      PAID-IN       RETAINED
                                                            STOCK       CAPITAL       EARNINGS
                                                            ------     ----------     ---------
    BALANCE, June 30, 1995 (unaudited)....................  $  --        $   73        $ 6,535
      Recording of deferred tax liability.................     --            --            (46)
      Reclassification of retained earnings to additional
         paid-in capital..................................     --         1,453         (1,453)
                                                            ------     ----------     ---------
                                                            $  --        $1,526        $ 5,036
                                                            ======      =======        =======

     The unaudited pro forma adjustment to reflect income taxes for Envirocycle, Inc. included in the accompanying combined statements of income is for informational purposes only. Income taxes have been provided at an estimated effective tax rate of 40%.

  Environmental Costs--

     The Companies are subject to environmental laws and regulations that have been enacted in response to technological advances and increased concern over environmental issues. These regulations are administered by the Environmental Protection Agency and various other federal, state and local environmental, transportation, health and safety agencies. The Companies have not incurred any material environmental costs nor experienced any significant regulatory problems in the past and believe that they are in substantial compliance with all applicable rules and regulations. Future environmental liabilities, if any, would be recorded in the period in which they become probable and can be reasonably estimated.

  Concentrations of Credit Risk --

     The Companies provide solid waste collection and recycling services to commercial, industrial and residential customers located in the State of Florida primarily through franchise agreements with municipalities. Depending on the terms of the franchise agreements, the Companies either bill services to the municipality or directly to the customer. Deposits are generally received from residential customers billed directly by the Companies. As of September 30, 1994 and 1993, approximately 33% and 44% of outstanding accounts receivable, respectively, were due directly from municipalities while the remainder was due directly from individual customers. The Companies continually evaluate the collectibility of accounts receivable and maintain allowances for potential credit losses. Overall, the Companies believe their credit exposure is minimal given the creditworthiness of municipal customers and the wide dispersion of non-municipal bill customers.

     Additionally, the Companies provide services to a major municipality customer which comprised 25%, 23% and 26% of combined revenues in 1994, 1993 and 1992, respectively.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(2) PROPERTY AND EQUIPMENT:

     A summary of property and equipment is shown below (in thousands):

                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
        Land...................................................  $    505     $    510
        Vehicles...............................................    13,328       12,337
        Containers and compactors..............................     8,495        7,006
        Equipment..............................................     1,546        1,189
        Leasehold improvements.................................     1,109          938
        Buildings..............................................     1,268        1,183
                                                                 --------     --------
                                                                   26,251       23,163
        Less accumulated depreciation and amortization.........   (12,163)     (11,758)
                                                                 --------     --------
                                                                 $ 14,088     $ 11,405
                                                                 ========     ========

(3) LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Notes payable to banks, interest adjusts based on fluctuations in the banks' prime lending rate (7.75% at September 30, 1994), due 1994-2000, collateralized by substantially all property and equipment and other assets, publicly traded common stock owned by the Companies' stockholders and the personal guarantee of a
      stockholder....................................................  $ 7,642     $ 6,813
    Mortgage note payable monthly at $3,350 principal plus interest at 10% through January 1999, at which time the remaining
      principal balance is due. This note is collateralized by the
      Company's real property with a net book value of approximately
      $1,161,000 and $1,091,000 as of September 30, 1994 and 1993,
      respectively...................................................      566         606
    Note payable to stockholder, unsecured, interest only at 9%
      payable semi-annually, principal balance due December 1997.....    1,154          --
    Note payable to stockholder, unsecured, payable at $1,478 per month principal plus interest at the prime lending rate (7.75%
      at September 30, 1994) through February 1997, at which time the
      remaining principal balance is due.............................      216         234
    Other notes payable..............................................      180         180
                                                                       -------     -------
                                                                         9,758       7,833
    Less current portion of long-term debt...........................   (2,736)     (3,263)
                                                                       -------     -------
                                                                       $ 7,022     $ 4,570
                                                                       =======     =======

     The Companies had a $2.0 million working capital line of credit with a bank which expired February 28, 1995. Borrowings under the line of credit were immediately converted to term notes payable. At September 30, 1994, the Companies had approximately $380,000 available under the line of credit. Upon expiration of the line of credit on February 28, 1995, the Companies obtained

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

a $1.5 million line of credit expiring February 28, 1996.

     The following are estimated aggregate future debt principal payments as of September 30, 1994 (in thousands):

                                     YEAR ENDING
                                    SEPTEMBER 30,
                ----------------------------------------------------
                     1995...........................................  $ 2,736
                     1996...........................................    1,936
                     1997...........................................    2,102
                     1998...........................................    2,197
                     1999...........................................      787
                                                                      -------
                                                                      $ 9,758
                                                                       ======

(4) RELATED PARTY TRANSACTIONS:

     The Companies lease various office and garage space and land from a stockholder. The operating leases expire at various dates through September 1998 and provide for monthly rentals of approximately $30,000 with a provision for a rental increase each year based on the consumer price index.

     During the years presented, there were funds advanced to and received from a stockholder. At September 30, 1994 and 1993, there were notes payable to such stockholder totaling $1,370,000 and $234,000, respectively (see Note 3).

     Hudson Management Corporation has utilized the personal guarantee and certain assets of a stockholder as well as certain assets of a person related to Companies' stockholders as additional collateral on a significant portion of their debt (see Notes 3 and 10).

(5) LEASES:

     In addition to the related party leases discussed above, the Companies lease corporate office space at a base rental amount of $4,300 per month through September 1995. Also, the Companies must pay their share of the operating expenses for the building which were estimated to be $1,300 per month through September 1995. Subsequent to September 30, 1994, this lease was renewed (and additional space was obtained) for a base rental amount of $4,700 per month through January 2000, plus a share of building operating expenses estimated to be $2,900 per month. Total rent expense for the years ended September 30, 1994, 1993 and 1992 was approximately $482,000, $384,000 and $372,000, respectively (including related party leases of approximately $350,000, $317,000 and $304,000, respectively).

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The approximate future minimum lease payments (including related party leases and the lease renewal described above) are as follows (in thousands):

                                     YEAR ENDING
                                   SEPTEMBER 30,
                ----------------------------------------------------
                   1995.............................................  $   436
                   1996.............................................      304
                   1997.............................................      304
                   1998.............................................      304
                   1999.............................................       91
                Thereafter..........................................       30
                                                                      -------
                                                                      $ 1,469
                                                                       ======

(6) INCOME TAXES:

     The components of the income tax provision are as follows (in thousands):

                                                                  YEAR ENDED SEPTEMBER 30,
                                                                  -------------------------
                                                                  1994      1993      1992
                                                                  -----    ------     -----
    Current:
      Federal...................................................  $ 182    $  945     $ 677
      State.....................................................     27       112        82
                                                                  -----    ------     -----
                                                                    209     1,057       759
                                                                  -----    ------     -----
    Deferred:
      Federal...................................................    143      (139)       14
      State.....................................................     25       (17)      101
                                                                  -----    ------     -----
                                                                    168      (156)      115
                                                                  -----    ------     -----
                                                                  $ 377    $  901     $ 874
                                                                   ====    ======      ====

     A reconciliation of the statutory federal income tax rate to the Companies' actual and pro forma effective tax rates as reported in the accompanying combined statements of income is shown below:

                                                              YEAR ENDED SEPTEMBER 30,
                                                ----------------------------------------------------
                                                         ACTUAL               PRO FORMA (UNAUDITED)
                                                -------------------------     ----------------------
                                                1994      1993      1992      1994     1993     1992
                                                -----     -----     -----     ----     ----     ----
Statutory federal income tax rate.............   34.0%     34.0%     34.0%    34.0%    34.0%    34.0%
Amortization of goodwill......................    0.8       0.6       1.0      0.8      0.6      1.0
State income taxes, net of federal benefit....    1.1       1.4       6.0      4.1      3.5      6.1
Nondeductible expenses........................    2.0       1.4       3.0      2.0      1.4      3.0
Envirocycle, Inc. earnings (S-corporation)....  (25.2)    (18.3)     (2.3)      --       --       --
Other, net....................................   (0.2)      1.2       1.8      1.3      2.3      2.1
                                                -----     -----     -----     ----     ----     ----
  Effective tax rate..........................   12.5%     20.3%     43.5%    42.2%    41.8%    46.2%
                                                =====     =====     =====     ====     ====     ====

     In 1993, Hudson Management Corporation adopted SFAS No. 109 with no material impact. Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to the difference between the financial reporting and income tax bases of assets and liabilities.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Components of the net deferred income tax liability are shown below (in thousands):

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
    Deferred income tax liability:
      Book basis in property over tax basis..........................  $(1,471)    $(1,369)
                                                                       -------     -------
    Deferred income tax assets:
      Non-deductible self insurance reserves.........................      779         816
      Non-deductible allowance for doubtful
         accounts....................................................       57          83
      Other, net.....................................................        9          12
                                                                       -------     -------
                                                                           845         911
                                                                       -------     -------
      Net deferred income tax liability..............................  $  (626)    $  (458)
                                                                       =======     =======

     Prepaid expenses and other as of September 30, 1994 include current income taxes receivable totaling approximately $464,000.

     The Companies federal income tax returns for 1993 are currently under examination by the Internal Revenue Service. In the opinion of the Companies' management, the outcome of such examination will not have a material impact on the combined financial position and results of operations of the Companies.

(7) COMMITMENTS AND CONTINGENCIES:

     The Companies provide commercial, industrial and residential waste collection and recycling services under terms of contracts or franchise agreements with several governmental agencies (municipalities and counties). Among other things, these contracts and agreements specify the terms and conditions of performance, rates, geographical boundaries and types of services to be provided. The contracts and agreements expire at various times through September 2002 and, in most cases, must be competitively bid for renewal.

     The Companies have adopted a maximum premium group health insurance plan. The plan calls for the Companies to pay approximately $65 per employee each month to a third party administrator. This payment is used to purchase stop loss insurance, group life insurance, and pay the fees of the third party administrator, who processes all claims. The Companies are then responsible for paying all claims up to the stop loss limits which are $30,000 per year per individual or an aggregate amount equal to a maximum premium amount per employee, per year. The Companies have accrued their estimate of the claims liability under the plan which management believes is adequate to cover claims incurred as of September 30, 1994 and 1993.

     The Companies participate in a workers' compensation employers' self insurance plan. The Companies' maximum liability under the self insurance plan is limited to a percentage of the standard premium, as defined. Reserves are estimated for both reported and unreported claims using industry loss development factors. Revisions to estimated reserves are recorded in the period in which they become known. The estimated workers' compensation reserves as of September 30, 1994 and 1993 totaling $2,071,000 and $2,169,000, respectively, represent management's best estimate, and in the opinion of the Companies' management, any future adjustments to estimated reserves will not have a material impact on the combined financial statements.

     At September 30, 1994, the Companies had a $2.0 million letter of credit line with a bank of which $1.0 million has been used to guarantee the payment of claims under the Companies' workers' compensation self insurance plan.

                 HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES
                             AND ENVIROCYCLE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In the normal course of business, the Companies have performance and surety bonds which are not reflected in the accompanying combined balance sheets. The aggregate value of these off balance sheet financial instruments totaled approximately $5.3 million at September 30, 1994. The Companies' management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

     The Companies are involved in certain legal actions and claims arising in the ordinary course of business. Based on advice of legal counsel, it is the opinion of management that such litigation and claims will be resolved without material effect on the Companies' combined financial position.

(8) 401(K) SAVINGS PLAN:

     Employees of the Companies may participate in a Section 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length-of-service requirements. Effective January 1, 1995, the Companies elected to provide an employer matching contribution of 10% of each employee's contribution for fiscal 1995. The Companies made no matching contribution to the plan in 1994, 1993 or 1992.

(9) STOCKHOLDERS' EQUITY:

     Capital stock consists of the following authorized, issued and outstanding shares as of September 30, 1994 and 1993:

                                                 SHARES        SHARES ISSUED       PAR
                                               AUTHORIZED     AND OUTSTANDING     VALUE     AMOUNT
                                               ----------     ---------------     -----     ------
    Hudson Management Corporation............       500             200            $ 1       $200
    Envirocycle, Inc.........................     1,000             100              1        100
                                                                                            ------
                                                                                             $300
                                                                                            ======

(10) SUBSEQUENT EVENT:

     On May 21, 1995, the Companies entered into merger agreements with Republic Waste Industries, Inc. ("Republic") whereby Republic would acquire all of the outstanding capital stock of the Companies for eight million shares of Republic common stock. The merger agreements were consummated on August 3, 1995 upon approval by Republic's stockholders and regulatory agencies and completion of other customary closing conditions.

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES


We have audited the accompanying consolidated balance sheets of Southland Environmental Services, Inc. and Subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southland Environmental Services, Inc. and Subsidiaries as of September 30, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





                                           GRENADIER, APPLEBY, COLLINS & COMPANY


Jacksonville, Florida
December 9, 1994

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS


                                    ASSETS


                                                                                       September 30,
                                                June 30,                 -------------------------------------------
                                                  1995                        1994                         1993
                                               -----------               --------------                -------------
                                               (Unaudited)
CURRENT ASSETS
  Cash                                         $   525,754               $   483,193                   $   313,811
  Accounts receivable - trade                    3,916,547                 2,844,357                     1,984,970
  Allowance for doubtful accounts                 (167,409)                 (168,220)                     (100,950)
  Accounts receivable - other                      210,451                   101,941                        65,086
  Prepaid expenses                                 304,844                   339,914                       366,850
  Refundable taxes                                      --                   231,261                       108,182
  Other current assets                             199,522                   119,789                       130,317
                                               -----------               -----------                   -----------
                                                 4,989,709                 3,952,235                     2,868,266
                                               -----------               -----------                   -----------





PROPERTY, PLANT, AND EQUIPMENT, at cost         19,963,626                15,955,667                    11,667,820
  Less accumulated depreciation                 (7,824,425)               (6,319,630)                   (5,305,976)
                                               -----------               -----------                   -----------
                                                12,139,201                 9,636,037                     6,361,844
                                               -----------               -----------                   -----------





OTHER ASSETS
  Notes receivable                                 427,959                   429,810                       108,688
  Cost in excess of net assets acquired - net    1,783,851                   484,568                       510,764
  Other intangibles - net                          232,944                   196,829                       235,965
  Deposits and other                               172,133                    92,313                        60,194
                                               -----------               -----------                   -----------
                                                 2,616,887                 1,203,520                       915,611
                                               -----------               -----------                   -----------

                                               $19,745,797               $14,791,792                   $10,145,721
                                               ===========               ===========                   ===========


              Read accompanying notes to the financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                           September 30,
                                           June 30,            -------------------------------------
                                             1995                 1994                    1993
                                         ------------          ------------            -------------
                                          (Unaudited)
CURRENT LIABILITIES
  Notes payable - bank                    $    1,000           $     1,000             $     1,000
  Notes payable - stockholders                    --                44,568                 154,024
  Current maturities of long-term
    notes payable                          2,181,953             1,856,414               1,318,008
  Accounts payable                         1,743,469             1,487,077               1,070,089
  Accrued insurance                               --               142,126                 240,376
  Other accrued liabilities                  874,569               529,722                 498,926
  Deferred revenue                           452,359               681,766                 604,122
                                          ----------           -----------             -----------
                                           5,253,350             4,742,673               3,886,545
                                          ----------           -----------             -----------

LONG-TERM LIABILITIES
  Long-term notes payable                  8,317,491             5,627,306               3,118,008
  Deferred income taxes                      970,991               740,976                 585,804
                                          ----------           -----------             -----------
                                           9,288,482             6,368,282               3,703,812
                                          ----------           -----------             -----------

                                          14,541,832            11,110,955               7,590,357
                                          ----------           -----------             -----------
COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY
  Common stock, $1 par value; 1,000,000
    shares authorized, 600,000 shares
    issued and outstanding                   600,000               600,000                 600,000
  Additional paid-in capital               1,664,224             1,664,224               1,664,224
  Retained earnings                        2,939,741             1,416,613                 291,140
                                         -----------           -----------             -----------
                                           5,203,965             3,680,837               2,555,364
                                         -----------           -----------             -----------

                                         $19,745,797           $14,791,792             $10,145,721
                                         ===========           ===========             ===========


             Read accompanying notes to the financial statements.

            SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME




                                                   Nine Months Ended June 30,                     Years Ended September 30,
                                               ---------------------------------            ------------------------------------
                                                   1995                 1994                    1994                     1993
                                               -----------           -----------            ------------             -----------
                                                         (Unaudited)
REVENUE
  Collection services                           $11,529,065          $ 9,550,197             $13,178,645             $11,317,242
  Recycling services                              6,740,451            2,976,868               4,558,860               3,584,591
  Landfill and composting operations              2,453,529            2,277,574               3,116,624               3,269,396
                                                -----------          -----------             -----------             -----------
                                                 20,723,045           14,804,639              20,854,129              18,171,229
                                                -----------          -----------             -----------             -----------

EXPENSES
  Operating expenses                             13,912,006           10,028,294              14,335,026              13,024,409
  Depreciation and amortization                   1,579,777            1,185,871               1,701,377               1,337,450
  Selling, general and administrative             2,270,087            1,847,849               2,547,112               2,035,653
                                                -----------          -----------             -----------             -----------
                                                 17,761,870           13,062,014              18,583,515              16,397,512
                                                -----------          -----------             -----------             -----------

INCOME FROM OPERATIONS                            2,961,175            1,742,625               2,270,614               1,773,717

OTHER INCOME (EXPENSES)
  Interest expense                                 (542,291)            (342,744)               (514,416)               (374,792)
  Miscellaneous - net                                34,425               40,109                  57,475                 178,820
                                                -----------          -----------             -----------             -----------
                                                   (507,866)            (302,635)               (456,941)               (195,972)
                                                -----------          -----------             -----------             -----------

INCOME BEFORE PROVISION FOR INCOME
  TAXES AND CUMULATIVE EFFECT OF A
  CHANGE IN AN ACCOUNTING PRINCIPLE              2,453,309             1,439,990               1,813,673               1,577,745

PROVISION FOR INCOME TAXES                         930,181               550,340                (688,200)               (202,900)
                                                -----------          -----------             -----------             -----------

INCOME BEFORE CUMULATIVE EFFECT OF A
  CHANGE IN AN ACCOUNTING PRINCIPLE              1,523,128               889,650               1,125,473               1,374,845

CUMULATIVE EFFECT OF A CHANGE IN AN
  ACCOUNTING PRINCIPLE                                  --                    --                      --                (461,442)
                                                -----------          -----------             -----------             -----------

NET INCOME                                       1,523,128               889,650               1,125,473                 913,403

UNAUDITED PROFORMA ADJUSTMENT TO
  REFLECT INCOME TAXES FOR
  S-CORPORATION EARNINGS (NOTE 9)                       --                    --                      --                (428,198)
                                                -----------          -----------             -----------             -----------

UNAUDITED PROFORMA
  NET INCOME (NOTE 9)                           $1,523,128           $   889,650             $ 1,125,473             $   485,205
                                                ===========          ===========             ===========             ===========


              Read accompanying notes to the financial statements.

            SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    YEARS ENDED SEPTEMBER 30, 1994 AND 1993




                                         Common Stock
                                  --------------------------
                                    Southland                     Additional
                                  Environmental     Combined       Paid-in         Retained         Treasury
                                  Services, Inc.   Companies       Capital         Earnings           Stock               Total
                                  --------------   ---------     -------------    -----------    ---------------      ------------
BALANCES, September 30, 1992       $         -    $  27,875      $   1,178,303     $   656,737   ($     230,930)      $  1,631,985

  Contributions to capital                   -            -            691,000               -                -            691,000

  Net income                                 -            -                  -         913,403                -            913,403

  Dividends paid                             -            -                  -      (1,279,000)               -       (  1,279,000)

  Exchange of stock - companies
    under common control               579,419    (  27,498)     (     750,151)              -          198,230                  -

  Acquisition of minority
    interest                            20,581    (     377)           545,072               -           32,700            597,976
                                   -----------    ---------       ------------     -----------     ------------       ------------


BALANCES, September 30, 1993           600,000            -          1,664,224         291,140                -          2,555,364

  Net income                                 -            -                  -       1,125,473                -          1,125,473
                                   -----------    ---------       ------------     -----------     ------------       ------------


BALANCES, September 30, 1994       $   600,000    $       -       $  1,664,224     $ 1,416,613     $          -       $  3,680,837
                                   ===========    =========       ============     ===========     ============       ============

              Read accompanying notes to the financial statements.

            SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                        Nine Months Ended June 30,                    Years Ended September 30,
                                                      ------------------------------              --------------------------------
                                                         1995                1994                    1994                  1993
                                                      ----------          ----------              ----------            ----------
CASH FLOWS FROM OPERATING ACTIVITIES                         (Unaudited)
  Net income                                          $1,523,128          $  889,650              $1,125,473           $  913,403
  Noncash items included in net income:
    Cumulative effect of a change in an
      accounting principle                                     -                  -                        -              461,442
    Depreciation and amortization                      1,579,777           1,185,871               1,701,377            1,337,450
    Net loss (gain) on disposal of property
      and equipment                                       36,647              (8,453)                  3,927              (94,305)
    Deferred taxes                                       230,015             109,340                 148,250               35,200
  Net increase in trade and other receivables         (1,269,294)           (785,162)               (797,363)             (95,107)
  (Increase) decrease in trade notes receivable           (3,502)           (313,060)               (362,786)               4,712
  Decrease (increase) in inventory, prepaid
    expenses and other current assets                      9,397             198,379                  26,854             (100,455)
  Increase (decrease) in accounts payable                256,392             458,346                 426,705             (448,332)
  (Decrease) increase in other accrued liabilities       202,721            (500,027)                (67,454)              66,397
  (Decrease) increase in deferred revenue               (229,407)             61,216                  77,644               38,691
                                                      ----------          ----------              ----------           ----------

        Net cash provided by operating activities      2,335,874           1,296,100               2,282,627            2,119,096
                                                      ----------          ----------              ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Business acquisition                                (2,853,550)                  -                       -                    -
  Proceeds from sale of property and equipment           215,500              31,643                 143,283              303,816
  Purchase of property, plant, and equipment          (2,183,996)         (2,802,100)             (3,791,931)            (353,422)
  Net (increase) decrease in refundable taxes            231,261              88,983                (123,079)            (108,182)
  Increase in deposits and other assets                 (158,460)             (2,991)                (63,822)             (81,049)
  Collections from affiliates                                  -                   -                       -              100,325
  Collections from stockholders/officers                       -                   -                       -              462,018
                                                      ----------          ----------              ----------           ----------
        Net cash (used) provided by investing
           activities                                 (4,749,245)         (2,684,465)             (3,835,549)             323,506
                                                      ----------          ----------              ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of stockholder loan                          (44,568)           (105,806)               (109,456)            (330,000)
  Proceeds from long-term debt                         5,182,642           3,950,000               3,967,269              464,779
  Principal payments on long-term debt and
    capital lease obligations                         (2,682,142)         (1,310,145)             (2,135,509)          (1,645,723)
  Contributions to capital                                     -                   -                       -              691,000
  Proceeds from line of credit - net                           -                   -                       -                1,000
  Payment of bank overdraft                                    -                   -                       -              (33,097)
  Dividends paid                                               -                   -                       -           (1,279,000)
                                                      ----------          ----------              ----------           ----------
        Net cash provided (used) by financing
           activities                                  2,455,932           2,534,049               1,722,304           (2,131,041)
                                                      ----------          ----------              ----------           ----------


              Read accompanying notes to the financial statements.

                                                        Nine Months Ended June 30,                 Years Ended September 30,
                                                      ------------------------------            --------------------------------

                                                        1995                 1994                  1994                   1993
                                                      --------            ----------            ----------            ----------
                                                               (Unaudited)

NET INCREASE IN CASH                                  $ 42,561            $1,145,684            $  169,382            $  311,561


CASH - BEGINNING OF YEAR                               483,193               313,811               313,811                 2,250
                                                      --------            ----------            ----------            ----------


CASH - END OF YEAR                                    $525,754            $1,459,495            $  483,193            $  313,811
                                                      ========            ==========            ==========            ==========


SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

    Notes payable and capital lease obligations
      incurred for purchase of property and
      equipment                                       $515,224            $  958,033            $1,215,944            $1,168,068
                                                      ========            ==========            ==========            ==========


    Adjustment to purchase price of recycling
      company                                                -            $   75,901            $   75,901            $        -
                                                      ========            ==========            ==========            ==========


    Refinance debt                                    $      -            $        -            $        -            $1,148,127
                                                      ========            ==========            ==========            ==========


    Collections from affiliates                       $      -            $        -            $        -            $   11,589
                                                      ========            ==========            ==========            ==========


    Acquisition of minority interest                  $      -            $        -            $        -            $  701,400
                                                      ========            ==========            ==========            ==========


    Exchange of stock - Companies under               $      -            $        -            $        -            $1,966,598
      common control                                  ========            ==========            ===========           ==========



SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION

    Cash paid during the year for interest            $468,870            $  416,416            $   514,416           $  380,867
                                                      ========            ==========            ===========           ==========

    Cash paid during the year for income taxes        $603,750            $  441,761            $   561,760           $  140,000
                                                      ========            ==========            ===========           ==========


            SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation

     The consolidated financial statements for the years ended September 30, 1994 and 1993 include the accounts of Southland Environmental Services, Inc. ("SES") (formerly Southland Environmental Systems, Inc.) and its wholly-owned subsidiaries (the "Company"). The financial statements for the year ended September 30, 1993 were prepared on a combined basis from October 1, 1992 through March 31, 1993 and on a consolidated basis from April 1, 1993 through September 30, 1993. All significant intercompany transactions and balances have been eliminated.

     On April 1, 1993, the majority stockholder contributed his entire interest in the combined companies to the capital of SES, a newly formed holding company. The capital contribution was accounted for at historical cost in a manner similar to a pooling of interest. Immediately after the contribution of the majority stockholder, the holding company issued stock to the minority stockholders for their entire interests in two of the combined companies in a transaction accounted for as a purchase. The total cost of the acquisition was $701,400 which exceeded the net assets by $597,976. Equipment values were increased by $118,832 based on appraised value and will be amortized over the average estimated remaining useful lives of the assets. The cost in excess of net assets acquired was $523,860. Deferred income taxes of $44,716 have been provided for the difference between the assigned values and the tax basis of the acquired assets.

     In the opinion of management, the unaudited consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company at June 30, 1995, and the consolidated results of their operations and cash flows for the nine months ended
     June 30, 1995 and 1994.

     Cash

     Cash includes all cash balances and highly liquid investments in money market accounts. The Company places its temporary cash investments with a high quality financial institution. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

     Inventory

     Inventories consisting primarily of recyclable material are valued at the lower of cost, determined on the first-in, first-out method, or market and are classified as other current assets in the consolidated financial statements.

     Property, Plant and Equipment

     The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes and on the modified and accelerated cost recovery systems for income tax purposes.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Property, Plant and Equipment - Continued

     Maintenance and repairs are charged to expense as incurred. Betterments and renewals are capitalized. The asset cost and accumulated depreciation are removed from the accounts for assets sold or retired, and any resulting gain or loss is included in consolidated net income.

     The estimated useful lives of assets for the purpose of computing depreciation are as follows:

                                                             Years
                                                            -------
             Buildings and improvements                      15-31
             Vehicles and heavy equipment                     3-8
             Containers and compactors                        5-8
             Recycling equipment                              7-8
             Furniture and equipment                          5-7

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes.

     Deferred Revenue

     Amounts billed to customers in advance of the service provided are deferred and are not recognized as earned revenue until the period in which the service is performed.

     Amortization

     Costs in excess of net assets acquired of $523,860 resulted from the acquisition of the minority interest in two subsidiary companies during 1993, and is being amortized on the straight-line basis over twenty years. Accumulated amortization was $39,292 and $13,096 at September 30, 1994 and 1993, respectively.

     Other intangibles include costs of $565,656 incurred in connection with debt acquisition and refinancing, legal fees for organization and acquisition of the parent and certain subsidiaries, noncompete agreements and franchise rights. Costs are being amortized on the straight-line method over periods from four to twenty years. Accumulated amortization for the years ended September 30, 1994 and 1993, was $368,827 and $280,119, respectively.

            SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Amortization - Continued

     Amortization expense for the years ended September 30, 1994 and 1993, was $114,904 and $103,051, respectively.

     Reclassification

     Certain reclassifications have been made in the September 30, 1993 consolidated financial statements to conform to classifications used in the September 30, 1994 consolidated financial statements.

 2.  CONSOLIDATED SUBSIDIARIES

     SES provides waste collection, landfill, composting and recycling services in northeast Florida through its wholly-owned subsidiaries as follows:

     SOUTHLAND WASTE SYSTEMS, INC. provides commercial and industrial waste collection services to a broad range of customers throughout Duval and Clay counties.

     SEABOARD WASTE SYSTEMS, INC. (formerly Seaboard Sanitation, Inc.) provides commercial, industrial and residential waste collection services throughout northern St. Johns County under an exclusive franchise agreement whose current term expires January, 2001, with provision for successive five year renewals at the option of the county.

     SOUTHLAND WASTE SYSTEMS OF JAX, INC. (formerly Southland Services of Jacksonville, Inc.) provides residential waste collection to approximately 28,700 homes in Duval County under a contract expiring in December, 1996. Management expects this contract to be renewed.

     NINE MILE ROAD, INC. owns and operates the only construction and demolition landfill and yard waste composting facility in St. Johns County.

     SOUTHLAND RECYCLING SERVICES, INC. (formerly Covenant Recycling Services, Inc.) operates a recycling facility where it processes and markets recyclable materials, predominately office paper and cardboard, collected from commercial customers.

     ENVIRO-COMP SERVICES, INC. operates a yard waste/mulching and composting facility under a contract with the City of Jacksonville which expires September, 2001 with provision that the city may extend the contract for two additional five year terms. Payments are made to the Company by the City based on a rate per ton for yard waste delivered to the facility for processing.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 2.  CONSOLIDATED SUBSIDIARIES - Continued

     During 1994, the contract with the City was amended to permit the establishment of an additional processing facility on Company owned land. The City agreed to reimburse the Company for the construction cost of the new facility not to exceed $650,000. The agreement provides for immediate cash payments of $270,000 and execution of a note to the Company payable monthly over five years with interest at 5.25% for the remaining costs.
     In addition, the City will share equally in the profits from the sale of each truck load of processed material after deduction of certain defined costs.

     At September 30, 1994, the facility was substantially complete and allowable construction costs were $634,520. This amount, less the $270,000 cash payment, is reflected on the consolidated financial statements in accordance with the contractual term of repayment. The current portion of $60,753 is included in accounts receivable - other.

     SOUTHLAND MAINTENANCE SERVICES, INC. provides vehicle repairs and maintenance services to all operating companies in the consolidated group.

 3.  NOTES RECEIVABLE

     Notes receivable consisted of the following at September 30:

                                                                             1994                    1993
                                                                          ---------               ---------
     Installment notes receivable from retail
     equipment sales; aggregate monthly payments
     of $2,978 including interest at 9.6% to 26.7%;
     due through September, 1999 (net of deferred
     interest income of $19,156)                                        $    74,529             $    38,543

     Receivable from a municipality; monthly
     payments of $6,075 with interest at 5.25%;
     due through March, 2000.                                               364,520                       -

     Note receivable from an individual; monthly
     payments of $677 including interest at 9%;
     due through August, 2013; collateralized by
     land and building                                                       74,033                  75,085

     Other notes                                                              4,511                  12,889
                                                                          ---------               ---------
                                                                            517,593                 126,517
     Less:  current portion                                           (      87,783)          (      17,829)
                                                                          ---------               ---------

                                                                        $   429,810             $   108,688
                                                                          =========               =========


            SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 3.  NOTES RECEIVABLE - OTHER - Continued

     The current portion of notes receivable is included in accounts receivable
     - other on the consolidated balance sheets.

 4.  REFUNDABLE TAXES

     A subsidiary has applied to the State of Florida for a refund of $175,000 representing sales taxes paid on equipment purchased for use in a yard waste composting facility. Florida law permits a sales tax exemption for qualified resource recovery equipment as defined in state statutes and certified by the Florida Department of Environmental Protection ("DEP"). DEP has certified all equipment listed on the application as qualifying for the exemption. The refund amount was recognized as a reduction of the cost basis of the qualifying assets. Additionally, refundable taxes includes Federal income tax deposits of $56,261 at September 30, 1994.

     A permanent income tax deposit of $108,182 previously required to maintain a September 30 year end under Subsection S of the Internal Revenue Code was available for refund at September 30, 1993.

 5.  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment consisted of the following at September 30:

                                                                           1994                    1993
                                                                      -------------           -------------
                    Land and land improvements                       $    1,204,062          $      858,656
                    Buildings and improvements                              824,547                 703,701
                    Vehicles and heavy equipment                         10,242,124               7,171,692
                    Containers and compactors                             2,366,457               1,817,112
                    Recycling equipment                                     781,555                 701,360
                    Furniture and equipment                                 536,922                 415,299
                                                                       ------------            ------------
                                                                         15,955,667              11,667,820
                    Less:  accumulated depreciation                (      6,319,630)         (    5,305,976)
                                                                       ------------            ------------

                                                                     $    9,636,037          $    6,361,844
                                                                       ============            ============


     Depreciation expense for the years ended September 30, 1994 and 1993, was $1,586,473 and $1,234,399, respectively.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 6.  NOTES PAYABLE - BANK

     The Company has a $500,000 revolving line of credit with a bank bearing interest at 1/2% above the bank's prime interest rate. Borrowings against the line of credit were $1,000 at September 30, 1994 and 1993.
     The loan is collateralized by accounts receivable, guaranteed by the Company's majority stockholder, and contains various covenants which include maintenance of minimum tangible net worth and restrictions on the debt to equity ratio. At September 30, 1994, the Company had exceeded the required debt to equity ratio which is a breach of the loan agreement.
     The bank has waived that requirement as of September 30, 1994.

 7.  NOTES PAYABLE - STOCKHOLDERS

     Notes payable - stockholders are unsecured, have no fixed payment terms, bear interest at the applicable federal rate, and are subordinated to bank notes payable.

 8.  LONG-TERM NOTES PAYABLE

     Long-term notes payable consisted of the following at September 30:

                                                                           1994                     1993
                                                                       ------------            ------------
     Industrial Development Revenue Bond - City of
     Jacksonville; payable monthly in varying
     installments from $2,083 to $2,578 plus interest
     at 86% of the prime commercial rate; due
     February, 2005; collateralized by property and
     equipment with a net book value of $367,100 at
     September 30, 1994                                               $     325,417           $     350,417

     Notes payable to bank; monthly payments
     aggregating $73,773 plus interest varying from
     prime plus 1% to 9.82% fixed; due through June,
     2001; collateralized by substantially all property,
     plant, and equipment                                                 4,652,381               1,501,016

     Mortgage note payable to a corporation; monthly
     payments of $1,087 including interest at 8%; due
     through June, 2011; collateralized by land, land
     improvements and facilities with a net book value
     of $538,000 at September 30, 1994                                      120,491                 123,757


           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 8.  LONG-TERM NOTES PAYABLE - Continued

                                                                           1994                     1993
                                                                       ------------            ------------
     Capital lease obligations with monthly payments
     aggregating $8,907 at rates from 5.595% to 12.79%;
     due through December, 1997; collateralized by
     vehicles and equipment with a net book value of
     $264,600 at September 30, 1994                                         218,034                 379,537

     Equipment purchase notes payable to corporate
     lenders in monthly installments aggregating
     $101,302 at rates from 5.90% to 10.50%; due
     through July, 1999; collateralized by vehicles
     and equipment with a net book value of $2,799,000
     at September 30, 1994                                                2,001,429               1,900,850

     Note payable to individual; monthly payments
     of $10,246 including interest at 6 1/2%; due
     February, 1995                                                         165,968                 180,439
                                                                        -----------             -----------
                                                                          7,483,720               4,436,016
     Less:  current maturities                                     (      1,856,414)        (     1,318,008)
                                                                        -----------             -----------

                                                                      $   5,627,306           $   3,118,008
                                                                        ===========             ===========


     The Industrial Development Revenue Bond was issued to a subsidiary and is guaranteed by the Company's majority stockholder and two other subsidiaries. The Bond contains various financial covenants pertaining to the maintenance of net worth, ratio of total liabilities to net worth, ratio of net income and noncash items to current maturities of long-term debt, long-term debt limit, and key man life insurance. The Company was in compliance with all covenants at September 30, 1994, and 1993.

     A subsidiary acquired certain assets and assumed certain liabilities of a recycling company during 1991 in a business combination accounted for as a purchase. The acquisition agreement provided that the purchase price could be increased by a maximum of $204,269 as determined by gross profits of the subsidiary through December 31, 1994. During 1994, in settlement of claims made by the previous owner, the acquisition agreement was modified to eliminate all adjustments to the purchase price based on gross profits and increase the purchase price by $75,901. The additional cost was recognized as an increase in equipment values based upon appraisal at the date of acquisition and will be amortized over the average estimated remaining useful lives of the assets.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 8.  LONG-TERM NOTES PAYABLE - Continued

     Maturities of long-term notes payable are as follows:

                        Year Ended                    Notes               Capital
                      September 30,                    Payable             Leases              Total
                      -------------                 ------------        -----------        -------------
                         1995                      $   1,774,550       $     81,864       $    1,856,414
                         1996                          1,437,193             51,359            1,488,552
                         1997                          1,281,485             79,619            1,361,104
                         1998                          1,228,870              5,192            1,234,062
                         1999                            695,610                  -              695,610
                         Thereafter                      847,978                  -              847,978
                                                       ---------        -----------          -----------

                                                   $   7,265,686       $    218,034       $    7,483,720
                                                       =========        ===========          ===========


 9.  INCOME TAXES

     The components of income tax expense for the years ended September 30 are as follows:

                                                         1994               1993
                                                      ----------          ---------
                       Current:
                         Federal                      $  461,150         $  143,200
                         State                            78,800             24,500
                                                      ----------         ----------

                           Current Total              $  539,950         $  167,700
                                                      ==========         ==========

                       Deferred:
                         Federal                      $  126,550         $   33,200
                         State                            21,700              2,000
                                                      ----------         ----------

                           Deferred Total             $  148,250         $   35,200
                                                      ----------         ----------

                                                      $  688,200         $  202,900
                                                      ==========         ==========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30 are as follows:

                                                         1994               1993
                                                      ----------          ---------
                       Deferred tax assets:
                         Accruals and reserves not
                           currently deductible       $   45,762         $   39,954
                         Other                             5,535              4,384
                                                      ----------         ----------
                                                      $   51,297         $   44,338
                                                      ==========         ==========

                       Deferred tax liabilities:
                         Book basis in property
                           over tax basis             $  738,488         $  580,836
                         Other                             2,488              4,968
                                                      ----------         ----------

                                                      $  740,976         $  585,804
                                                      ==========         ==========

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 9.  INCOME TAXES - Continued

     Effective March 31, 1993, the combined companies terminated their election to be taxed under Subsection S of the Internal Revenue Code. Prior to the termination, the companies generally did not pay corporate income taxes. Instead, the stockholders were liable for individual income taxes on their respective share of each company's taxable income. Generally, the stockholders funded tax payments with dividends from the companies.

     The unaudited pro forma adjustment to reflect income taxes for S-corporation earnings included in the accompanying consolidated statements of income is for informational purposes only. Income taxes have been provided at an estimated effective tax rate of 40%.

     A reconciliation between the effective income tax rate and the applicable statutory federal income tax rate for the fiscal years ended September 30, is as follows:



                                                               1994                         1993
                                                     ------------------------     ------------------------
                                                                   Percent of                   Percent of
                                                                     Pre-tax                      Pre-tax
                                                        Amount        Income         Amount        Income
                                                       --------       ------        --------       ------
     Tax at federal statutory rate                  $   616,650      34.0%       $   536,450      34.0%

     State Income Tax, net of federal
       tax benefit                                       65,850       3.6             16,200       1.0

     Tax effect of Subsection S income                        -         -     (      358,350)    (22.7)

     Other, net                                           5,700        .3              8,600       0.5
                                                      ---------     -----          ---------     -----

                                                    $   688,200      37.9%       $   202,900      12.8%
                                                      =========     =====          =========     =====


10.  CUMULATIVE EFFECT ON PRIOR YEAR OF CHANGE IN AN ACCOUNTING PRINCIPLE

     Effective April 1, 1993, the Company adopted FASB Statement 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

     The cumulative effect of the change for periods prior to April 1, 1993, was $461,442 and is included as a charge to income in 1993.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.  PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing/savings plan covering all employees meeting age and length of service requirements. Employees may elect to make contributions of up to 10% of their compensation pursuant to a salary reduction agreement. The Company has elected to make a discretionary matching contribution not to exceed 3% of the employee's compensation. Company matching contributions to the Plan were $50,749 and $64,926 for the years ended September 30, 1994, and 1993, respectively.
     In addition, the Company, at its option, may contribute additional amounts to the Plan.

12.  INSURANCE PLANS

     Worker's Compensation

     The Company participates in the Employers Self Insurance Fund. Under this plan, the Company pays a minimum premium for administrative costs which is expensed when incurred. The Company is also required to maintain a minimum claim fund deposit of $27,700 which is included in prepaid expenses on the consolidated financial statements.

     Participating companies make periodic payments to the fund for paid claims up to a maximum amount of 100% of the standard premium plus a loss conversion of 15% of paid claims. The Company has provided a $276,000 payment bond to guarantee claim payments as required by rules established by the fund trustees.

     As of September 30, 1994, the Company has provided an allowance for all known significant unpaid or open claims. In the opinion of management, this insurance plan is adequate to cover loss contingencies based upon the historical experience of the Company.

     Health Insurance

     During fiscal year 1994, the Company instituted a self-funded program for providing health insurance benefits to employees. Aggregate and specific stop-loss coverage was obtained to limit risk.

     Claim payments reached the maximum amount under the aggregate stop-loss coverage prior to September 30, 1994, and no further liability exists through the policy year ended October 31, 1994.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.  COMMITMENTS & CONTINGENCIES

     Future minimum payments under capital leases and noncancelable operating leases having initial or remaining terms in excess of one year as of September 30, 1994, were as follows:

                                                                           Capital           Operating
     September 30,                                                          Leases             Leases
     -------------                                                        ---------          ---------
          1995                                                          $    99,427          $  85,640
          1996                                                               59,558             10,765
          1997                                                               83,248              1,770
          1998                                                                5,253                  -
          1999                                                                    -                  -
                                                                          ---------          ---------
                                                                            247,486          $  98,175
                                                                                             =========



     Less:  amounts attributable to interest                                 29,452
                                                                          ---------

     Present value of minimum lease payments
       (current portion $81,864)                                        $   218,034
                                                                          =========


     Rental expense for all operating leases amounted to $154,622 and $181,427 for the years ended September 30, 1994 and 1993, respectively.

     At September 30, 1993, the Company had outstanding payment/performance bonds of $2,261,000 issued primarily in connection with landfill and waste collection operating performance and participation in the Employers Self Insurance Worker's Compensation Fund. The payment/performance bonds are collateralized by a $275,000 bank letter of credit.

     A subsidiary engaged in operating a construction and demolition landfill is party to a depletion agreement with the prior owners of the property providing for the payment of a fee based upon the tons of debris accepted at the landfill. In addition, the subsidiary has entered into an agreement with the county which provides for payment of a host fee based upon the tons of debris accepted at the landfill. Total fees paid for 1994 and 1993 were $366,524 and $351,861, respectively. The company has also granted the prior owners of the property the option, for a period of ten years after the landfill reaches capacity, to reacquire the 89 acre site for an amount equal to the greater of the remaining principal balance due under the purchase money mortgage between the parties or $100 per acre.

     Two subsidiaries of the Company provide services to the City of Jacksonville which represents more than 10% of the revenues of the consolidated group. These revenues represented 25.0% and 30.2% in 1994 and 1993, respectively.

           SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.  COMMITMENTS & CONTINGENCIES - Continued

     Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of accounts receivable. Management believes these risks are limited due to the large number of customers and contracts with municipalities along with generally short payment terms.

     The Company is subject to certain federal, state and local environmental laws and regulations. The Company has not experienced any significant regulatory problems, is not involved in litigation over environmental matters, and believes it is in substantial compliance with all applicable environmental laws and regulations. No provision for anticipated future costs of environmental remediation has been made and such costs, if any, are not expected to have a material adverse effect on the Company's financial position.

14.  SUBSEQUENT EVENTS (UNAUDITED)

     Subsequent to December 9, 1994, the date of the last auditors' report, two of the Company's competitors merged. Both of the competing companies provided residential collection services under contracts with the City of Jacksonville, Florida. As the result of rulings from governmental agencies, the surviving competitor was required to divest certain segments of the residential market.

     On March 29, 1995, the Company purchased the residential contract rights and certain assets from the competitor for $4,030,000. Concurrent with this transaction, the City of Jacksonville passed an ordinance approving the transfer of the contract rights to the Company and authorized the realignment and reduction of the city's residential waste collection service areas from four to three. The ordinance also extended the Company's contract through September 30, 2001.

     As a result of realignment, the Company realized excess service units. Collection service providers in the other two service areas paid the Company $1,176,450 for this excess based on the increased number of service units in their respective areas.

     On August 24, 1995, the Company entered into a definitive agreement with Republic Waste Industries, Inc. ("Republic") under which the Company would exchange all of its outstanding common stock for 2.6 million shares of Republic common stock. The transaction will be accounted for under the pooling-of-interests method of accounting.

(b) Pro Forma Financial Information: The following pro forma financial information is included herein pursuant to Item 7 (b):




                                                                                                          Page
                                                                                                          ----
              Unaudited Condensed Consolidated Pro Forma Financial Statements. . . . . . . . . . . . . .   60
              Unaudited Condensed Consolidated Pro Forma Balance Sheet as of
                  June 30, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
              Unaudited Condensed Consolidated Pro Forma Statement of
                  Operations for the Six Months Ended June 30, 1995. . . . . . . . . . . . . . . . . . .   62
              Unaudited Condensed Consolidated Pro Forma Statement of
                  Operations for the Year Ended December 31, 1994. . . . . . . . . . . . . . . . . . . .   63
              Unaudited Condensed Consolidated Pro Forma Statement of
                  Operations for the Year Ended December 31, 1993. . . . . . . . . . . . . . . . . . . .   64
              Unaudited Condensed Consolidated Pro Forma Statement of
                  Operations for the Year Ended December 31, 1992. . . . . . . . . . . . . . . . . . . .   65
              Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements . . . . . . . . .   66

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

              REPUBLIC WASTE INDUSTRIES, INC., AND SUBSIDIARIES,
    HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.,
         AND SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

The following unaudited condensed consolidated pro forma financial statements include the supplemental consolidated financial statements of Republic Waste Industries, Inc. and subsidiaries (the "Company") which include the financial position and results of operations of Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. ("Kertz"), with which the Company merged in August 1995. This transaction has been accounted for under the pooling of interests method of accounting and, accordingly, the Company's supplemental consolidated financial statements have been retroactively adjusted as if the Company and Kertz had operated as one entity since inception.

The following unaudited condensed consolidated pro forma balance sheet presents the pro forma financial position of the Company as of June 30, 1995 as if the acquisition of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. ("Hudson") and the pending acquisition of Southland Environmental Services, Inc. and subsidiaries ("Southland") had been consummated as of June 30, 1995. The balance sheet also contains pro forma adjustments for a series of equity transactions involving the sale of common stock and warrants (the "Equity Transactions") as if the Equity Transactions had been consummated as of June 30, 1995.

The following unaudited condensed consolidated pro forma statements of operations for the six months ended June 30, 1995 and the year ended December 31, 1994 present the pro forma results of continuing operations of the Company as if the acquisition of Hudson, the pending acquisition of Southland and the Equity Transactions had been consummated at the beginning of the periods presented. The following unaudited condensed consolidated pro forma statements of operations for the years ended December 31, 1993 and December 31, 1992 present the pro forma results of continuing operations of the Company as if the pending acquisition of Southland, which will be accounted for under the pooling of interests method of accounting, had been consummated at the beginning of the periods presented. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical and supplemental consolidated financial statements and notes thereto of the Company, Hudson and Southland.

The unaudited pro forma income from continuing operations per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. Unless otherwise presented, the difference between primary and fully diluted earnings per share is not significant. In computing the unaudited pro forma income from continuing operations per common and common equivalent share, the Company utilizes the treasury stock method or the modified treasury stock method where applicable. When using the modified treasury stock method, the proceeds from the assumed exercise of all warrants and options are assumed to be applied to first purchase 20% of the outstanding common stock, then to reduce outstanding indebtedness and the remaining proceeds are assumed to be invested in U.S. government securities or commercial paper. The increase to income from continuing operations, net of tax, from such interest savings and interest income was approximately $874,000 on a primary basis and $0 on a fully diluted basis for the six months ended June 30, 1995. The increase to income from continuing operations for the year ended December 31, 1994 was approximately $1,843,000.

The unaudited condensed consolidated pro forma financial statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of Hudson was accounted for under the purchase method of accounting. Accordingly, the unaudited condensed consolidated pro forma financial statements reflect the Company's preliminary allocation of purchase price of Hudson which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited pro forma condensed consolidated results of operations do not necessarily reflect actual results which would have occurred if the acquisition, pending acquisition or Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES,
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.,
          AND SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1995

                                 (In thousands)

                                                                                                     PRO FORMA
                                                                                                    ADJUSTMENTS
                                       THE                    EQUITY                            --------------------
                                     COMPANY      HUDSON   TRANSACTIONS  SOUTHLAND   COMBINED     DR.          CR.         PRO FORMA
                                     --------     ------   ------------  ---------   --------   -------      -------       ---------
ASSETS
Current assets
  Cash and cash equivalents........ $  3,089     $   630     $234,275     $   526   $238,520                 $43,143(a)    $195,377
  Accounts receivable, net.........    9,288       5,765                    3,960     19,013                                 19,013
  Prepaid expenses and other
    current assets.................    4,282       2,217                      504      7,003                                  7,003
                                    --------     -------     --------     -------    -------    -------      -------       --------
        Total current assets.......   16,659       8,612      234,275       4,990    264,536                  43,143        221,393
  Property and equipment, net......   88,330      18,589                   12,139    119,058                                119,058
  Goodwill, net of accumulated
    amortization...................   12,969       2,679                    2,017     17,665   $134,671(c)     2,679(b)     149,657
  Other assets.....................    1,136          51                      600      1,787                                  1,787
                                    --------     -------     --------     -------   --------    -------      -------       --------
        Total assets............... $119,094     $29,931     $234,275     $19,746   $403,046   $134,671      $45,822       $491,895
                                    ========     =======     ========     =======   ========    =======      =======       ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued
    expenses....................... $  7,742     $ 7,154                  $ 2,618   $ 17,514                               $ 17,514
  Current maturities of long-term
    debt and notes payable.........    1,937       3,596                    2,183      7,716    $ 7,716(a)                        -

  Deferred revenue and other
    current liabilities............    2,383       2,316                      452      5,151                                  5,151
                                    --------     -------     --------     -------   --------    -------      -------       --------
        Total current
          liabilities..............   12,062      13,066                    5,253     30,381      7,716                      22,665
  Long-term debt, net of current
    maturities.....................   18,172       8,937                    8,318     35,427     35,427(a)                        -
  Accrued environmental and
    landfill costs, net of
    current maturities.............    7,267           -                        -      7,267                                  7,267
  Deferred income taxes............   11,933       1,320                      971     14,224                                 14,224
                                    --------     -------     --------     -------   --------    -------      -------       --------
        Total liabilities..........   49,434      23,323                   14,542     87,299     43,143                      44,156
                                    --------     -------     --------     -------   --------    -------      -------       --------
Stockholders' equity
  Common stock.....................      283                 $    208                    491                $    106(f)         597
  Additional paid-in capital.......   67,858          73      234,067       2,264    304,262      1,809(e)   138,520(f)     442,683
                                                                                                     26(f)     1,736(d)
  Retained earnings................    1,744       6,535                    2,940     11,219      1,736(d)                    4,684
                                                                                                  4,799(e)
Notes receivable arising from
  stock purchase agreements........     (225)                                           (225)                                  (225)
                                    --------     -------     --------     -------   --------    -------      -------       --------
        Total stockholders'
          equity...................   69,660       6,608      234,275       5,204    315,747      8,370      140,362        447,739
                                    --------     -------     --------     -------   --------    -------      -------       --------
        Total liabilities and
          stockholders' equity..... $119,094     $29,931     $234,275     $19,746   $403,046    $51,513     $140,362       $491,895
                                    ========     =======     ========     =======   ========    =======      =======       ========

       The accompanying notes are an integral part of this pro financial statement.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES,
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.,
          AND SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995

                     (In thousands, except per share data)

                                                                                                PRO FORMA
                                                                                                ADJUSTMENTS
                                                 THE                                       ---------------------
                                               COMPANY    HUDSON   SOUTHLAND   COMBINED      DR.           CR.        PRO FORMA
                                               --------   -------  ---------   --------    -------       -------      ---------
Revenue                                       $35,701     $28,617   $15,273    $79,591                                $79,591

Expenses:
   Cost of operations                          22,558      20,607    11,003     54,168     $ 1,683 (g)   $  248 (h)    55,603
   Selling, general and
     administrative                             6,932       5,061     1,680     13,673                      447 (i)    13,226
Other (income) expense:
   Interest and other income                     (168)        (44)       --       (212)                                  (212)
   Interest expense                               816         376       392      1,584                    1,584 (j)         -
                                              -------     -------   -------    -------     -------       ------       -------
                                               30,138      26,000    13,075     69,213       1,683        2,279        68,617
                                              -------     -------   -------    -------     -------       ------       -------

Income from continuing operations
   before income taxes                          5,563       2,617     2,198     10,378       1,683        2,279        10,974
Income tax provision                            1,523       1,047       832      3,402         177 (k)                  3,579
                                              -------     -------   -------    -------     -------       ------       -------
Income from continuing operations             $ 4,040     $ 1,570   $ 1,366    $ 6,976     $ 1,860       $2,279       $ 7,395
                                              =======     =======   =======    =======     =======       ======       =======

Primary:
   Earnings per share from continuing
     operations                               $  0.14                                                                 $  0.15
                                              =======                                                                 =======

   Weighted average shares outstanding         28,778                                                                  56,120
                                              =======                                                                 =======

Fully Diluted:
   Earnings per share from continuing
     operations                               $  0.13                                                                 $  0.12
                                              =======                                                                 =======

   Weighted average shares outstanding         30,019                                                                  59,414
                                              =======                                                                 =======


    The accompanying notes are an integral part of this pro forma financial statement.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES,
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.,
          AND SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                     (In thousands, except per share data)

                                                                                                PRO FORMA
                                                                                                ADJUSTMENTS
                                                 THE                                       ---------------------
                                               COMPANY    HUDSON   SOUTHLAND   COMBINED      DR.           CR.       PRO FORMA
                                               --------   -------  ---------   --------    -------       -------     ---------
Revenue                                       $61,709     $48,003   $20,854   $130,566                               $130,566

Expenses:
   Cost of operations                          37,692      35,048    16,036     88,776     $ 3,367 (g)   $  494 (h)    91,649
   Selling, general and
     administrative                            14,314       9,444     2,547     26,305                    1,787 (i)    24,518
Other (income) expense:
   Interest and other income                     (154)         --       (57)      (211)                                  (211)
   Interest expense                             1,198         505       514      2,217                    2,217 (j)         -
                                              -------     -------   -------   --------     -------       ------      --------
                                               53,050      44,997    19,040    117,087       3,367        4,498       115,956
                                              -------     -------   -------   --------     -------       ------      --------

Income from continuing operations
   before income taxes                          8,659       3,006     1,814     13,479       3,367        4,498        14,610
Income tax provision                                -       1,269       688      1,957         304 (k)                  2,261
                                              -------     -------   -------   --------     -------       ------      --------
Income from continuing operations             $ 8,659     $ 1,737   $ 1,126   $ 11,522     $ 3,671       $4,498      $ 12,349
                                              =======     =======   =======   ========     =======       ======      ========

Earnings per share from continuing
   operations                                 $  0.30                                                                $   0.26
                                              =======                                                                ========

Weighted average shares outstanding            28,507                                                                  54,884
                                              =======                                                                ========


    The accompanying notes are an integral part of this pro forma financial statement.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES,
          AND SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1993

                     (In thousands, except per share data)

                                                                                      PRO FORMA
                                                                                      ADJUSTMENTS
                                                 THE                             ---------------------
                                               COMPANY    SOUTHLAND   COMBINED     DR.           CR.        PRO FORMA
                                               --------   ---------   --------   -------       -------      ---------
Revenue                                       $56,817      $18,171    $74,988                               $74,988

Expenses:
   Cost of operations                          33,237       14,361     47,598                                47,598
   Selling, general and
     administrative                            16,107        2,036     18,143                                18,143
   Restructuring and unusual charges           10,040            -     10,040                                10,040
Other (income) expense:
   Interest and other income                     (167)        (178)      (345)                                 (345)
   Interest expense                               733          375      1,108                                 1,108
                                              -------      -------    -------    -------       ------       -------
                                               59,950       16,594     76,544                                76,544
                                              -------      -------    -------    -------       ------       -------

Income (loss) from continuing operations
   before income taxes                         (3,133)       1,577     (1,556)                               (1,556)
Income tax provision                               70          631        701                  $   32 (k)       669
                                              -------      -------    -------    -------       ------       -------
Income (loss) from continuing operations      $(3,203)     $   946    $(2,257)   $     -       $   32       $(2,225)
                                              =======      =======    =======    =======       ======       =======

Loss per share from continuing
   operations                                 $ (0.11)                                                      $ (0.07)
                                              =======                                                       =======

Weighted average shares outstanding            28,598                                                        31,198
                                              =======                                                       =======


    The accompanying notes are an integral part of this pro forma financial statement.

               REPUBLIC WASTE INDUSTRIES, INC. AND SUBSIDIARIES,
          AND SOUTHLAND ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1992

                     (In thousands, except per share data)

                                                                                      PRO FORMA
                                                                                      ADJUSTMENTS
                                                 THE                              --------------------
                                               COMPANY   SOUTHLAND  COMBINED        DR.          CR.       PRO FORMA
                                               --------  ---------  --------      -------      -------     ---------
Revenue                                       $48,979     $15,139   $64,118                                $64,118

Expenses:
   Cost of operations                          28,808      11,940    40,748                                 40,748
   Selling, general and
     administrative                            14,725       1,805    16,530                                 16,530
   Restructuring and unusual changes            2,250           -     2,250                                  2,250
Other (income) expense:
   Interest and other income                   (2,452)        (55)   (2,507)                                (2,507)
   Interest expense                               518         348       866                                    866
                                              -------     -------   -------     -------         -------    -------
                                               43,849      14,038    57,887                                 57,887
                                              -------     -------   -------     -------         -------    -------

Income from continuing operations
   before income taxes                          5,130       1,101     6,231                                  6,231
Income tax provision                              253           -       253     $   418 (k)                    671
                                              -------     -------   -------     -------         -------    -------
Income from continuing operations             $ 4,877     $ 1,101   $ 5,978     $   418         $     -    $ 5,560
                                              =======     =======   =======     =======         =======    =======

Earnings per share from continuing
   operations                                 $  0.18                                                      $  0.19
                                              =======                                                      =======

Weighted average shares outstanding            27,441                                                       30,041
                                              =======                                                      =======


    The accompanying notes are an integral part of this pro forma financial statement.

    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a)   Represents an entry to payoff all outstanding indebtedness of the Company, Hudson and Southland using proceeds from the Equity Transactions.

(b)   Represents an entry to eliminate the historical intangible assets of Hudson.

(c)   Represents an entry to record intangible assets resulting from the preliminary allocation of the purchase price for Hudson which was approximately $139 million.

(d)   Represents an entry to record retained earnings as a contribution to capital upon the termination of S-Corp. status for
      Kertz and Envirocycle, Inc.

(e)   Represents an entry to eliminate the equity balances of Hudson.

(f)   Represents the recording of equity resulting from the Company's issuance of its common stock to the sellers of Hudson and Southland.

(g)   Represents a net adjustment related to the elimination of the historical amortization of intangible assets and the recording of amortization, on a straight-line basis, on the intangible assets resulting from the preliminary purchase price allocation of Hudson. Intangible assets resulting from the purchase of Hudson are being amortized over a 40 year life which approximates the estimated useful life.

(h)   Represents a reduction to depreciation expense resulting from the revision of estimated lives of acquired property and equipment of Hudson to conform with the Company's policies.

(i)   Represents the contractual reduction of salary and benefits of the sellers of Hudson.

(j)   Represents the assumed interest savings on the payoff of all existing indebtedness of the
      Company, Hudson and Southland with the proceeds from the Equity Transactions.

(k)   Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax earnings of acquired entities and all pro forma adjustments as described above.

(c)  Exhibits:  The exhibits to this Report are listed on the Exhibit Index set forth elsewhere herein.

                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        REPUBLIC WASTE INDUSTRIES, INC.


Date: September 26, 1995                By: /s/ Gregory K. Fairbanks
                                            ------------------------------
                                            Gregory K. Fairbanks,
                                            Chief Financial Officer and
                                            Executive Vice President

                                EXHIBIT INDEX
                                -------------



(a) - (b)    Not applicable.
     *(c)    (23.1)    Consent of Independent Certified Public Accountants
             (23.2)    Consent of Independent Certified Public Accountants
             (27)      Financial Data Schedule (for SEC use only)


__________________
*Filed herewith.